Exhibit 4.4

THIS ASSET PURCHASE AGREEMENT is made on 25th May 2000

BETWEEN:

(1) TELRAD NETWORKS LIMITED, a company incorporated in accordance with the laws of Israel having its registered office at PO Box, LOD 71100, Israel, ("Telrad"), Telrad Chile SA, a company incorporated in accordance with the laws of Chile, Felix Telecom S.R.L., a company incorporated in accordance with the laws of Romania, and all direct or indirect Subsidiaries of Telrad (with Telrad hereinafter being individually referred to as a "Seller" and collectively referred to as the "Seller Group"); and

(2) NORTEL NETWORKS LIMITED a company incorporated in accordance with the laws of Canada, having its executive office at 8200 Dixie Road, Suite 100, Brampton, Ontario, Canada, ("the Purchaser") on behalf of itself and the other members of the Purchaser Group (as defined below).

(3) KOOR INDUSTRIES LIMITED ("Koor") a company incorporated in accordance with the laws of Israel having its registered office at 21 Ha'arbaah Street, Tel Aviv 64739, Israel.

(4) NORTEL NETWORKS ISRAEL (SALES AND MARKETING) LIMITED (the "Company") a company incorporated in accordance with the laws of Israel having its registered office at Asia House, 4 Weizmann Street, Tel Aviv 64239, Israel.

RECITALS

(A)    The Seller Group owns and operates the Business (as defined herein).

(B)    Each member of the Seller Group is a subsidiary of Koor.

(C) The Seller Group has agreed to sell to the Purchaser Group and the Purchaser Group has agreed to purchase from the Seller Group the Business on the terms set out in this Agreement.

1.     DEFINITIONS AND INTERPRETATION

1.1    Definitions

       In this Agreement the following terms shall have the following meanings:

       Affiliate                            means, in the case of a Party,
                                            any company directly or
                                            indirectly Controlled by that
                                            Party, any company which directly
                                            or indirectly Controls such Party
                                            and any company under common
                                            Control with such Party.

       Agreement                            this Asset Purchase Agreement.

       Ancillary Agreements                 the agreements described in
                                            Section 3.1.7 of the Shareholders
                                            Agreement.

       Assigned Intellectual                means the Intellectual assigned
       Property                             pursuant to Section 3.1 (a).

       Assumed Liabilities                  as defined in Section 2.3.

       Assumed Warranty                     the warranty obligations (excluding
       Liabilities                          any obligations for product
                                            liability) of the Seller with
                                            respect to products of the
                                            Business sold prior to the
                                            Closing Date, provided that such
                                            warranty obligations are reserved
                                            and accounted for in calculating
                                            the Final Net Asset Amount.

       Balance Sheet                        the pro forma balance sheet
                                            of the Business at Balance Sheet
                                            Date, divided between the Israeli
                                            Business and the Foreign
                                            Business.

       Balance Sheet Date                   31 December, 1999

       Blue Avnet                           the contract dated 1 August 1998
                                            between Seller and the Israeli
                                            Ministry of Defence.

       Books and Records                    all lists, files and documents,
                                            including but not limited to, all
                                            business records, audit records,
                                            tangible data, computer software,
                                            electronic media and management
                                            information systems, disks, files,
                                            customer lists, supplier lists,
                                            blueprints, specifications,
                                            designs, drawings, operation or
                                            maintenance manuals, bids,
                                            personnel records, policy manuals,
                                            invoices, credit records, sales
                                            literature, tax, financial and
                                            accounting records, pricing
                                            information and costing
                                            information, and all other books
                                            and records relating to the
                                            Business.

       Business                             means the Public Networks
                                            Solutions Business and the
                                            Enterprise Solutions Business.

       Business Day                         any day other than a Saturday, a
                                            Sunday or a day on which banking
                                            institutions in Israel are not
                                            open for a full day.

       Claim Notice                         written notification pursuant to
                                            Section 12.3(a) of a Third Party
                                            Claim as to which indemnity under
                                            Section 12 is sought by the
                                            Purchaser Group, enclosing a copy
                                            of all papers served, if any, and
                                            specifying the nature of and basis
                                            for such Third Party Claim and for
                                            the Purchaser Group's claim
                                            against the Seller Group under
                                            Section 12, together with the
                                            amount or estimated amount if then
                                            known or reasonably ascertainable,
                                            determined in good faith, of such
                                            Third Party Claim.

       Closing                              the closing of the transactions
                                            contemplated by this Agreement.

       Closing Date                         as set forth in Section 10.1.

       Closing Net Asset Amount             as set forth in Section 2.5(b).

       Confidential Information             as set forth in Section 6.5.

       Constitutive Documents               means the statutes, articles
                                            of association, memorandum and
                                            articles of association,
                                            articles of incorporation and
                                            bylaws or other similar
                                            documentation of a Person.

       Contracts                            all agreements, contracts, leases,
                                            purchase orders, royalty
                                            arrangements, license agreements,
                                            incentive agreements, refund and
                                            other arrangements, and any other
                                            agreements, commitments or other
                                            legally binding arrangements,
                                            whether oral or written, express
                                            or implied, that are related to
                                            the Business or to which the
                                            Included Assets (other than the
                                            Contracts) are subject, except to
                                            the extent included in the
                                            Excluded Assets, and including,
                                            without limitation, the agreements
                                            and contracts set forth on
                                            Schedule 3.9(a).

       Control means ownership of more than 50% of the issued shares or ownership of shares conferring more than 50% of the voting rights exercisable at general meetings.

       Customer Deposits                    the sum of all payments made
                                            by customers under the
                                            Contracts, other than those
                                            listed on Schedule 3.2(a), in
                                            advance of their acceptance of
                                            the products and/or services
                                            provided, except where such
                                            products and services relate to
                                            projects requiring no further
                                            supply or installation in order
                                            to meet the customer's
                                            acceptance criteria.

       Dispute Period                       the period ending 30 calendar
                                            days following receipt by the
                                            Purchaser Group of either a
                                            Claim Notice or Indemnity
                                            Notice.

       Dollar or $                          a dollar of the United States of
                                            America.

       Employee Plan                        as set forth in Section 4.14.

       Employees                            as set forth in Section 6.10.

       Encumbrances                         pledges, claims, options, liens,
                                            charges, encumbrances, security
                                            interests and mortgages of any
                                            kind or nature whatsoever.

       Enterprise                           means such parts of the business
       Solutions Business                   being carried out by Seller Group
                                            comprising the marketing, selling,
                                            integrating, servicing and
                                            supporting of Nortel
                                            telecommunications products and
                                            network solutions together with
                                            all improvements, adaptations and
                                            modifications thereof, (including,
                                            without limitation, network
                                            design, architecture planning,
                                            consulting, systems integration,
                                            project management and
                                            installation, but excluding
                                            research and development) to end
                                            users, including, without
                                            limitation, as described more
                                            fully in Schedule 2.1(a).

       Environmental Claim                  any written or oral notice, claim,
                                            demand, action, suit, complaint,
                                            proceeding or other communication
                                            by any person alleging material
                                            liability or potential liability
                                            (including without limitation
                                            material liability or potential
                                            liability for investigatory costs,
                                            cleanup costs, governmental
                                            response costs, natural resource
                                            damages, property damage, personal
                                            injury, fines or penalties)
                                            arising out of, relating to, based
                                            on or resulting from (i) the
                                            presence, discharge, emission,
                                            release or threatened release of
                                            any Hazardous Materials at any
                                            location, (ii) circumstances
                                            forming the basis of any violation
                                            or alleged violation of any
                                            Environmental Laws or
                                            Environmental Permits, or (iii)
                                            otherwise relating to obligations
                                            or liabilities under any
                                            Environmental Laws.

       Environmental Laws                   all applicable Laws and Orders
                                            relating in any manner to
                                            contamination, pollution or
                                            protection of human health,
                                            natural resources or the
                                            environment.

       Environmental Permits                all Permits required under
                                            Environmental Laws.

       Excluded Assets                      as set forth in Section 2.2.

       Excluded Intellectual                the Intellectual Property
       Property                             particulars of which are set forth
                                            in Schedule 2.2(5)

       Excluded Liabilities                 as set forth in Section 2.4.

       Final Net Asset Amount               means the amount calculated
                                            pursuant to Section 2.5(e) and
                                            (f).

       Financial Statements                 the Balance Sheet and related
                                            statement of operations and the
                                            Net Asset Statement of the
                                            Business as of the Balance
                                            Sheet Date and for the year
                                            then ended prepared in
                                            accordance with GAAP
                                            consistently applied, attached
                                            hereto as Schedule 4.4(a).

       Foreign Business                     means that part of the Business
                                            which is not the Israeli Business.

       Former Employees                     persons whose employment in the
                                            Business terminated prior to the
                                            Closing Date and who are not
                                            employed by the Purchaser Group
                                            following the Closing Date.

       GAAP generally accepted accounting principles in the United States of America, consistently applied.

       Goodwill the goodwill of the Seller Group in (i) the marketing, selling, integrating, servicing and supporting of telecommunications products and networks solutions (including, without limitation, network design, architecture planning, consulting, systems integration, project management and installation, but excluding research and development) to telecommunication service providers (whether such providers provide services to end users or other service providers and whether such services relate to data, voice or other telecommunication services); and
                                            (ii) the marketing, selling,
                                            integrating, servicing and
                                            supporting of Nortel
                                            telecommunications products and
                                            network solutions together with
                                            all improvements, adaptations and
                                            modifications thereof, (including,
                                            without limitation, network
                                            design, architecture planning,
                                            consulting, systems integration,
                                            project management and
                                            installation, but excluding
                                            research and development) to end
                                            users, in each case together with
                                            the exclusive right for the
                                            Purchaser Group or their assignees
                                            to represent themselves as
                                            carrying on such activities in
                                            succession to the Seller Group.

       Governmental
       or Regulatory Authority              any court, tribunal, arbitrator,
                                            authority, agency, department,
                                            ministry, commission, official or
                                            other instrumentality of Israel or
                                            any other country or any domestic
                                            or foreign state, county, city,
                                            municipality or other political
                                            subdivision.

       Grants                               as set forth in Section 4.20.

       Hazardous Materials                  means all hazardous, dangerous
                                            or toxic materials, wastes or
                                            chemicals, including without
                                            limitation, petroleum and
                                            petroleum products, asbestos
                                            and asbestos-containing
                                            materials, and polychlorinated
                                            biphenyls and all other
                                            materials regulated pursuant to
                                            any Environmental Laws or that
                                            could result in liability under
                                            any Environmental Laws.

       Included Assets                      as set forth in Section 2.1(b).

       Income Taxes any and all income or franchise (or an excise tax based on income) Tax of any country, state or locality, including a Tax assessed on a corporation by reference to its income, gains or profits, and in each instance any interest, penalties or addition to tax attributable to such Tax, whether or not disputed.

       Indemnity                            Notice written notification of a
                                            claim for indemnity under Section
                                            12 by the Purchaser Group,
                                            specifying the nature of and
                                            basis for such claim, together
                                            with the amount of such claim if
                                            known by the Purchaser Group.

       Infringe                             as set forth in Section 4.6(b).

       Intellectual Property                all intellectual property, and,
                                            including, without limitation (i)
                                            patents, inventions, discoveries,
                                            processes, designs, techniques,
                                            developments, technology, and
                                            related improvements, know-how and
                                            show-how, whether or not patented
                                            or patentable; (ii) copyrights and
                                            works of authorship in any media,
                                            including computer hardware,
                                            software (including source and
                                            object code), applications,
                                            including source code systems,
                                            networks, databases, documentation
                                            and Internet site content; (iii)
                                            trademarks, service marks, trade
                                            names, brand names, corporate
                                            names, fictitious names, domain
                                            names, e-mail addresses, URLs,
                                            logos, trade dress and other
                                            indicators of origin, and the
                                            goodwill of any business
                                            appurtenant thereto and/or
                                            symbolized thereby ("Trademarks");
                                            (iv) trade secrets, drawings,
                                            blueprints and all non-public,
                                            confidential or proprietary
                                            information, documents or
                                            materials; (v) all registrations,
                                            applications and recordings
                                            related thereto, and including the
                                            right to apply for any renewals,
                                            reissues, re-examinations,
                                            continuations, continuations in
                                            part, divisions or other legal
                                            protections of the foregoing; and
                                            (vi) the right to sue at law or in
                                            equity for the infringement,
                                            misappropriation, impairment or
                                            other unauthorized use of the
                                            foregoing, including the right to
                                            receive all damages and proceeds
                                            therefrom.

       Israeli                              Business means that part of the
                                            Business operating in the
                                            Territory, together with the
                                            sales to Rwandatel, Ethiopia ETC,
                                            Mali Sotelma and Ghana Telecom.

       Inventory                            means:

                                            (i)      the products and
                                                     services provided, in
                                                     whole or part, to
                                                     customers under the
                                                     Contracts, other than
                                                     those listed in Schedule
                                                     3.2(a), in advance of
                                                     the acceptance thereof,
                                                     except where such
                                                     products and services
                                                     relate to projects
                                                     requiring no further
                                                     supply or installation
                                                     in order to meet the
                                                     customer's acceptance
                                                     criteria, and

                                            (ii)     custom development
                                                     services commissioned by
                                                     a customer under a
                                                     Contract where further
                                                     development is required
                                                     in order to meet the
                                                     customer's acceptance
                                                     criteria; and

                                            (iii)    products reserved and
                                                     accounted by the Seller
                                                     Group for use by
                                                     installation and
                                                     maintenance engineers to
                                                     be supplied to customers
                                                     as spare parts under the
                                                     Contracts; and

                                            (iv)     the captives listed in
                                                     Schedule 1.1.

       Inventory on Loan                    means products loaned free of
                                            charge to customers for a
                                            limited period with an option
                                            for the customer to buy such
                                            products at the end of such
                                            period

       Key Employees                        The employees of the Business
                                            whose names are set out in
                                            Schedule 8.9.

       Laws all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of Israel or of any country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

       Losses all damages, liabilities, losses, deficiencies, costs and expenses, including without limitation reasonable attorney's fees and expenses.

       March Net Asset Amount               as set forth in Section 2.5(a)

       Material Adverse Effect              an effect that (i) is materially
                                            adverse to the value of the
                                            Included Assets taken as a
                                            whole or materially adverse to
                                            the business, assets,
                                            properties, financial condition
                                            or results of operations of the
                                            Business taken as a whole or
                                            (ii) materially impairs or
                                            delays the ability of the
                                            Seller Group to effect the
                                            Closing or of the Purchaser
                                            Group to acquire and operate
                                            the Business after the Closing.

       Net Asset Amount                     the amount equal to (a) the
                                            amount of the Included Assets,
                                            excluding Goodwill, minus (b)
                                            the amount of the Assumed
                                            Liabilities, all as calculated
                                            according to GAAP.

       Net Asset Statement                  the statement representing
                                            the Included Assets (excluding
                                            Goodwill) and the Assumed
                                            Liabilities broken down by
                                            asset or liability category and
                                            split between the Foreign
                                            Business and the Israeli
                                            Business, all as calculated in
                                            accordance with GAAP.

       Order any writ, judgement, decree, injunction or similar order of any Governmental or Regulatory Authority (in each case whether preliminary or final).

       Other Employees                      employees currently employed by
                                            the Business whose names are set
                                            out in Schedule 8.10.

       Party                                a party to this Agreement.

       Permits                              as set forth in Section 4.12(b).

       Person any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association, and shall include, as the context requires, any party to this
                                            Agreement and such party's
                                            Subsidiaries.


       Proceeding                           as set forth in Section 4.10.

       Public Networks                      means such part of the business
       Solutions Business                   being carried out by the Seller
                                            Group in the marketing, selling,
                                            integrating, servicing and
                                            supporting of telecommunications
                                            products and networks solutions
                                            (including, without limitation,
                                            network design, architecture
                                            planning, consulting, systems
                                            integration, project management
                                            and installation, but excluding
                                            research and development) to
                                            telecommunication service
                                            providers (whether such providers
                                            provide services to end users or
                                            other service providers and
                                            whether such services relate to
                                            data, voice or other
                                            telecommunication services), as
                                            described in Schedule 2.1(a).

       Purchaser Group                      means collectively the
                                            Purchaser, the Company and those
                                            other Subsidiaries and Affiliates
                                            of the Purchaser nominated by the
                                            Purchaser to acquire the Included
                                            Assets relating to the Foreign
                                            Business pursuant to Section 2.5.

       Resolution Period                    the period ending 30 calendar days
                                            following receipt by the Purchaser
                                            Group of a Dispute Notice.

       Retained Business                    means the business of the Seller
                                            Group not comprised within the
                                            Business.

       Shareholders Agreement               the agreement between Nortel,
                                            Seller and Koor of even date
                                            herewith.

       Subsidiary                           with respect to any Person, (a)
                                            any corporation of which at least
                                            50% of the securities or interests
                                            having, by their terms, ordinary
                                            voting power to elect members to
                                            the board of directors, or other
                                            persons performing similar
                                            functions with respect to such
                                            corporation, is held directly or
                                            indirectly, by such Person, (b)
                                            any partnership or limited
                                            liability company of which (i)
                                            such Person is a general partner
                                            or managing member or (ii) such
                                            Person possesses a 50% or greater
                                            interest in the total capital or
                                            total income of such partnership
                                            or limited liability company

       Taxes all taxes, charges, fees, levies or other like assessments imposed by any taxing authority, domestic or foreign (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, value added, severance, capital levy, production, transfer, withholding, employment and payroll related and property taxes, import duties and other governmental charges and assessments), and including additions to tax or interest, and penalties with respect thereto.

       Territory                            means Israel, the Palestinian
                                            Autonomous Authorities and such
                                            other territories as shall be
                                            determined by the Parties from
                                            time to time,.

       Transferred Employees                as the meaning set forth in
                                            Section 6.10.

       Value-Added Taxes                    as the meaning set forth in
                                            Section 6.7.


1.2      Interpretation

                  (a)     Unless specified to the contrary:

                          (i)          a reference to:

                                       "assets" includes every kind of
                                       property, asset, interest, revenue or
                                       right of every description (whether
                                       real, personal or mixed, tangible or
                                       intangible), including any present,
                                       future or contingent right to any
                                       revenues or other payment;

                                       a "month" or a period of one or more
                                       "months" means a period beginning one
                                       calendar month and on the day
                                       preceding the day in the following
                                       calendar month numerically
                                       corresponding to the day of the
                                       calendar month in which such period
                                       started, provided that if such period
                                       started on the last day in a calendar
                                       month, or if there is no such
                                       numerically corresponding day, such
                                       period shall end on the last day in
                                       the following calendar month (and
                                       "monthly" shall be construed
                                       accordingly); and

                          (ii) a reference to any applicable law or any provision thereof is a reference to the applicable law of the jurisdiction in question or provision as amended or re-enacted or any successor thereof;

                          (iii) the Table of Contents to and the headings in this Agreement shall not affect the interpretation thereof and all references to Sections,
                                       Subsections, paragraphs, Schedules or
                                       Exhibits are to Sections, Subsections
                                       and paragraphs of, and Schedules or
                                       Exhibits to, this Agreement;

                          (iv) words and defined terms denoting the singular number include the plural and vice versa and the use of any gender shall be applicable to all genders;

                  (b) The words "hereunder", "herein", "hereof" or any words of like import shall refer to this Agreement in its entirety and not to any particular provision thereof.

                  (c) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.     SALE AND PURCHASE OF ASSETS

       2.1      Sale and Purchase of the Assets.

                  (a) At Closing, the Seller Group will sell with full title guarantee and assign, transfer and deliver to the Company, and the Company will purchase and acquire from the Seller Group, all right, title and interest of the Seller Group in the Included Assets relating to the Israeli Business. At Closing, the Seller Group will sell with full title guarantee and assign, transfer and deliver to the Purchaser Group and the Purchaser Group will purchase and acquire from the Seller Group all right, title and interest of the Seller Group in the Included Assets relating to Foreign Business, as set forth in
                          Schedule 2.6.

                  (b) The "Included Assets" are the assets and rights owned by or under the control of, the Seller Group (and not already owned by Purchaser or its Affiliates and Subsidiaries) and used in the conduct of the Business set out below:

                          (1)          the Goodwill;

                          (2)          the Inventory;

                          (3)          the Inventory on Loan

                (c) In the event that a customer does not acquire the Inventory on Loan within twelve (12) months following the date on which the Inventory on Loan was delivered to the customer, then

                                    (i) in the event that the Inventory on
                                    Loan is in unusable condition; or

                                    (ii) if, despite having used reasonable
                                    efforts for a period of one month
                                    thereafter, Purchaser Group has been
                                    unable to redeploy the Inventory on Loan and realise its value with another customer,

                                    then, Purchaser Group shall have the
                                    right to sell to Seller Group and Seller
                                    Group shall be obliged to purchase such
                                    Inventory on Loan in situ at the price
                                    such Inventory on Loan was acquired by
                                    Purchaser Group. Payment shall be made by the Seller Group to the Purchaser Group within 45 days of the exercise of such right by Purchaser Group

       2.2      Excluded Assets

                Notwithstanding anything herein to the contrary, from and after the Closing Date, the Seller Group shall retain all of its right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to the Purchaser Group, all assets of the Seller Group other than the Included Assets (collectively the "Excluded Assets") including but without limitation, the following:

                  (1) any freehold, leasehold or tenancy rights to any premises;

                  (2) all fixtures and fittings at any premises unless expressly included in the Included Assets;

                  (3)     computer operating systems;

                  (4)     customer contracts and liabilities in Myanmar;

                  (5)     the Excluded Intellectual Property.

                  (6) the shares owned by Seller in its subsidiaries and all rights and obligations of Felix Communications (Romania) other than the benefit and burden of the Contracts;

                  (7) all short term and long term accounts receivable, including all inter- and intra-company receivables.

       2.3      Assumption of Liabilities

                On the terms and subject to the conditions set forth herein, at the Closing, the Purchaser Group agrees to assume, pay, perform and discharge the Assumed Liabilities being the following:

                  (i) liabilities (excluding liabilities for obligations which should have been performed prior to Closing) under the Contracts, other than those specified in
                          Schedule 3.2(a), provided that any such Contracts in respect of which any required consent to assignment has not been obtained by the Closing shall not be deemed an Assumed Liability if the Purchaser Group has not obtained the benefit of such Contracts;

                  (ii) all liabilities and obligations arising after Closing under the Permits of the Business set forth in Schedule 4.12(b) that are transferred or assigned to the Purchaser Group (but only to the extent so transferred or assigned);

                  (iii) all liabilities and obligations in respect of Transferred Employees to the extent set forth in
                          Section 6.10;

                  (iv) all liabilities and obligations, set forth or reflected on the Closing Net Asset Statement (including, without limitation, the Assumed Warranty Liabilities and the Customer Deposits);

                  but, in each case, excluding the Excluded Liabilities.

       2.4      Excluded Liabilities

                Notwithstanding anything herein to the contrary, it is expressly understood and agreed that the following liabilities of the Seller Group (the "Excluded Liabilities") will not be assumed by the Purchaser Group at the Closing but will be retained by the Seller Group:

                  (1) all liabilities arising out of or in respect of the Excluded Assets;

                  (2) all liabilities to Former Employees and all liabilities and obligations relating to employees of the Seller Group not expressly assumed by the Purchaser Group;

                  (3) all debts, liabilities or obligations whatsoever not specifically described in Section 2.3;

                  (4) any obligation or liability of the Seller Group arising from its failure to perform any of their agreements contained in this Agreement or in the Ancillary Agreements or incurred by the Seller Group in connection with the transactions contemplated by this Agreement and the Ancillary Agreements;

                  (5) any obligation or liability arising in connection with or out of the sale, prior to the Closing Date, of any products by the Seller, other than the Assumed Warranty Liabilities;

                  (6) any environmental costs, obligations and liabilities in respect of the period prior to the Closing Date;

                  (7)     any Taxes in respect of the Business; and

                  (8) all liabilities in connection with the supply and installation of products pursuant to projects detailed in the list to be provided to Purchaser pursuant to Section 10.2(h)

       2.5      Consideration

                On the terms and subject to the conditions set forth herein, as consideration for the sale of the Included Assets ("the Consideration") , the Purchaser and the Purchaser Group shall pay to the Seller Group, in aggregate, the sum of $90,000,000 (Ninety Million Dollars) for the Goodwill, plus the Final Net Asset Amount, in the following manner:

                  (a) The Seller has prepared and delivered to the Purchaser a Net Asset Statement as of 31st March 2000, a copy of which is attached hereto as
                          Schedule 2.5(a) with the calculation of the Net Asset Amount as of that date (the "March Net Asset Amount").

                  (b) The Purchaser shall, as promptly as practical following the date hereof but in no event later than five (5) Business Days prior to the Closing Date, nominate which of its Subsidiaries and Affiliates are to acquire each part of the Included Assets and to receive as assignee the Contracts relating to the Foreign Business and which, together with the Purchaser and the Company, constitute the Purchaser Group;

                  (c)     At the Closing:

                          (i) the Company shall pay to the Seller Group, on account for the Consideration, the sum of $84,000,000 (Eighty Four Million Dollars) for the Goodwill of the Israeli Business, plus the March Net Asset Amount in respect of the Israeli Business; and

                          (ii) the respective members of the Purchaser Group shall pay to the Seller Group, on account of the Consideration, the sum of $6,000,000 (Six Million Dollars) for the Goodwill of the Foreign Business, plus the March Net Asset Amount in respect of the Foreign Business;

                  (d) The Seller shall deliver to the Purchaser, as promptly as practicable after the Closing Date and in any event within sixty (60) days after the Closing Date a Net Assets Statement as of the Closing Date (the "Closing Net Asset Statement"), and the Seller's written statement of the Net Asset Amount as of the Closing Date based upon such Closing Net Asset Statement (the "Closing Net Asset Amount").

                  (e) Following the delivery of the documents contemplated by Section 2.5(d), the Seller shall make itself and its employees available to meet and discuss any and all financial and business matters relating to the preparation of the Closing Net Asset Statement and calculation of the Closing Net Asset Amount. Within forty-five (45) days following the delivery of the Closing Net Asset Statement, the Purchaser may deliver to the Seller its objections to the determination of the Closing Net Asset Statement and the Closing Net Asset Amount. If the Purchaser does not deliver written notice of an objection to the Closing Net Asset Statement and the Closing Net Asset Amount within such forty-five (45) day period, the Purchaser shall be deemed to have accepted the Seller's determination of the Closing Net Asset Amount and such Closing Net Asset Amount shall be deemed to be the Final Net Asset Amount.

                  (f) If the Purchaser delivers written notice of an objection to the Closing Net Asset Statement or Closing Net Asset Amount (the "Purchaser Objections") within the forty-five (45) day period contemplated above, the Purchaser and the Seller shall, during the forty-five (45) days (or such longer period as the parties shall mutually agree) following delivery of the Purchaser Objections, meet and discuss in good faith the Purchaser Objections. If the Purchaser Objections cannot be resolved by negotiation between the parties within such period after delivery of the Purchaser Objections, the Purchaser Objections will be referred for resolution to PricewaterhouseCoopers in Tel Aviv to serve as the accounting expert (the "Accounting Expert") with respect to the Purchaser Objections. The Accounting Expert will be instructed to select, at its discretion, the individuals who will have primary responsibility for this matter, and to reach a determination within forty-five (45) days from the date of referral. The Accounting Expert will be limited to determining matters of accounting as they relate to the Purchaser Objections, it being understood that such determination shall be in conformity with GAAP. The decision of the Accounting Expert will be final and binding upon the parties. The fees and expenses of the Accounting Expert engaged pursuant to this Section 2.5 shall be paid one-half by the Seller and one-half by the Purchaser. The Closing Net Asset Amount, as adjusted by agreement of the Seller and the Purchaser or by the Accounting Arbitrator in accordance with this
                          Section 2.5(f), shall be the Final Net Asset Amount.

                  (g) Within ten (10) days following the determination of the Final Net Asset Amount in accordance with this
                          Section 2.5, (i) if the Final Net Asset Amount is less than the March Net Asset Amount, the Seller shall pay such difference to the Purchaser, the Company, or the relevant members of the Purchaser Group, as nominated by the Purchaser and (ii) if the Final Net Asset Amount is greater than the March Net Asset Amount, the relevant member(s) of the Purchaser Group shall pay to the Seller such difference. All payments under this Section 2.5(g) shall be made by wire transfer of immediately available funds to an account specified by the payee.

       2.6      Allocation of Consideration.

                The parties agree to use the allocation of the Foreign Business between the various members of the Purchaser Group as determined by the Purchaser in accordance with Section 2.5(b)for all purposes, including preparing all Tax Returns and forms, and the parties agree not to take a position inconsistent with such allocation.

3.     ASSIGNMENT

       3.1        Intellectual Property

                  (a) Prior to Closing, the Seller Group shall disclose and transfer to the Purchaser all Intellectual Property in the possession of the Seller Group used in relation to the Business but owned by the Purchaser Group.

                  (b) At Closing, the Seller Group shall for no additional consideration assign with full title guarantee to the Purchaser all Intellectual Property in any improvements, developments, changes, inventions, or innovations ("Improvements") relating to the Business but excluding the Excluded Intellectual Property.

                  (c) In the event any Intellectual Property cannot be transferred or the full benefits and liabilities of any Intellectual Property cannot be provided to the Purchaser Group prior to or at the Closing for the reason that this would require the consent of the Israeli Chief Scientist, the Seller Group shall covenant not to sell or license any products or technology developed therefrom to any person other than the Purchaser or its Affiliates and Subsidiaries and shall, from time to time, upon request by the Purchaser, grant the Purchaser such royalty-free, exclusive, perpetual licences (with the right to grant sub-licences) as are necessary to permit the Purchaser and its Affiliates and Subsidiaries to manufacture, have manufactured, sell, service and support such products and technology in such parts of the world as are specified by the Purchaser.

                  (d) Prior to Closing the Seller Group shall disclose to the Purchaser the Telrad basic software packages set out in Part (c) of Schedule 2.2(5). Without limiting any of the foregoing it is acknowledged that the Purchaser Group has the exclusive rights to use the Excluded Intellectual Property set out in part (c) of Schedule 2.2(5) with the products relating to the Business. Furthermore, Seller Group hereby grants to Purchaser and its Affiliates a perpetual, royalty free, fully paid-up, non-exclusive, worldwide, license (with the right to sub-licence):

                           (i) to use such Excluded Intellectual Property or the subject matter thereof in conjunction with the Business;

                           (ii) to make (including have made), sell, offer for sale, supply, import, export or otherwise dispose of products relating to the Business using, incorporating or based on such Intellectual Property or the subject matter thereof other than those products set forth in Parts (a),
                                    (b) and (d) of Schedule 2.2.(5); and

                          (iii) otherwise to exploit such Intellectual Property or the subject matter thereof in relation to the Business other than in conjunction with those products set forth in Parts (a), (b) and (d) of Schedule 2.2(5).

       3.2        Contracts

                  (a) At Closing, the Seller Group shall for no additional consideration assign, transfer and deliver to (i) the Company (in the case of the Contracts relating to the Israeli Business) and to (ii) the Purchaser Group (in the case of Contracts relating to the Foreign Business) and the Company and Purchaser Group will purchase and acquire from the Seller Group all right, title and interest of the Seller Group in the Contracts, other than:

                           (i)      those Contracts specified in
                                    Schedule 3.2 (a); and

                           (ii)     liabilities for obligations under
                                    the Contracts which should have
                                    been performed prior to Closing.

                          Provided that any Contracts in respect of which any required consent to assignment has not been obtained by the Closing shall not be deemed an Assumed Liability (as defined in Section 2.3) if the Purchaser Group has not obtained the benefit of such Contracts.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, to the extent the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to the Purchaser Group pursuant to Section 3.2(a) above of any contract is prohibited by any applicable law or would require any governmental or third-party authorizations, approvals, consents, or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery thereof. Following the Closing, and without limiting the provisions set forth in Section 6.6 but subject to Section 2.2(d) and Section 6.13, the parties shall use reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers. Pending such authorization, approval, consent, or waiver, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to the Purchaser Group the benefits and liabilities of such Contract. Once such Contract, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of an Contract not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, the Seller Group shall promptly assign, transfer, convey or deliver, or cause to be assigned, transferred, conveyed and delivered, such Contract to the Purchaser Group for no additional consideration. To the extent that any such Contract cannot be transferred or the full benefits and liabilities of any such Contract cannot be provided to the Purchaser Group following the Closing pursuant to this Section 2.1(c), the Purchaser Group and the Seller Group shall enter into such arrangements for no additional consideration from the Purchaser Group (including subleasing or subcontracting if permitted) to provide to the Purchaser Group the economic and operational equivalent of obtaining such authorization, approval, consent or waiver.

       3.3        Blue Avnet

                  (a) The Blue Avnet Contract shall not be assigned until Seller has completed Phase B (being the phase up to and including the obtention of full customer acceptance). Once Phase B is complete and customer acceptance has been granted, Seller shall assign the Blue Avnet Contract to the Company and the warranty provisions thereunder shall constitute Assumed Warranty Liabilities subject to Seller transferring to the Company for no additional consideration an amount equivalent to the warranty provision which Seller would otherwise have been required to make under GAAP.

                  (b) Seller shall involve the Company fully in any renegotiation of the Blue Avnet contract and any negotiation of warranty periods or maintenance obligations, and shall assist the Company to negotiate a separate maintenance agreement pursuant to which the Company shall provide maintenance services to the Israeli Ministry of Defence following the end of Phase B in respect of the Blue Avnet project.

                  (c) No later than full customer acceptance Seller shall assign to the Purchaser for no additional consideration such technology and Intellectual Property developed during Seller's performance of the Blue Avnet Contract as is necessary to enable the Company to perform maintenance services for the customer.

                  (d) In order to assist Seller to perform its obligations under the Blue Avnet Contract, the Company and Seller shall, with effect from the Closing Date, enter into a Services Agreement as referred to in Schedule 3.1.5 of the Shareholders Agreement.

                  (e) Seller shall involve the Company in any publicity or public relations matters relating to the Blue Avnet Contract, it being acknowledged that no publicity or public relations exercises are possible without the consent of the Israeli Ministry of Defence

                  (f) Purchaser shall permit Seller to use such of its technology and Intellectual Property associated therewith to enable Seller to fulfil its obligations under the Blue Avnet contact, but for no other purpose, such technology to be identified and mutually agreed.


4.     REPRESENTATIONS AND WARRANTIES OF THE SELLER GROUP

       The disclosure of any fact or item in the Schedules (i) shall not be deemed to constitute an acknowledgement that any such fact or item is required to be disclosed, (ii) does not represent a determination that such item did not arise in the ordinary course of business, and (iii) does not represent a determination that such item is material and shall not be deemed to establish a standard of materiality

       Except as otherwise specifically stated in the Schedules, Seller and each member of the Seller Group hereby jointly and severally represents and warrants to Nortel and to each member of the Purchaser Group as follows.

       4.1      Organization and Qualification.

                Each member of the Seller Group is a corporation duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own the Included Assets and carry on the Business as presently owned or conducted. Each member of the Seller Group is duly licensed or qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which, because of its business conducted there or the nature of its properties there, it would be required to be so licensed or qualified and in which the failure to be so licensed or qualified would have, either individually or in the aggregate, a Material Adverse Effect.

       4.2      Authority; No Breach.

                  (a) Each member of the Seller Group has all requisite corporate power and authority to execute and deliver this Agreement and to perform, carry out and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of each member of the Seller Group. This Agreement constitutes, and each of the Ancillary Agreements when executed and delivered by the parties thereto will constitute, a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general applicability relating to creditors' rights and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

                  (b) Neither the execution, delivery and performance of this Agreement and each of the Ancillary Agreements by any member of the Seller Group nor the consummation of the transactions contemplated herein and therein will: (i) violate any provision of the Constitutive Documents of any member of the Seller Group; (ii) (with or without the giving of notice or the lapse of time or both) conflict with, result in a breach of or constitute a default under or result in the invalidity of, or accelerate the performance required by or cause the acceleration of the maturity of any debt or obligation pursuant to any Contract which individually or in the aggregate would have a Material Adverse Effect; (iii) (with or without the giving of notice or the lapse or time or both) result in the creation of, or give any party the right to create, any Encumbrances upon any of the Included Assets, rights under the Contracts or the Assigned Intellectual Property which individually or in the aggregate would have a Material Adverse Effect; (iv) conflict with, violate, result in a breach of or constitute a default under any judgement, decree, order, or process of any Governmental or Regulatory Authority binding upon any of the Included Assets , the Contracts, the Assigned Intellectual Property or the Business which individually or in the aggregate would have a Material Adverse Effect; (v) conflict with or violate any statute, Law or regulation applicable to any of the Included Assets, the Contracts, the Assigned Intellectual Property or the Business, except where such conflicts or violations (individually or in the aggregate) would not have a Material Adverse Effect; (vi) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract, except where any such termination or modification would not have a Material Adverse Effect; or (vii) require any member of the Seller Group to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Person, except where the failure to obtain such authorization, consent, approval or waiver or make any filing (individually or in the aggregate) would not have a Material Adverse Effect other than such as have been obtained or made.

       4.3      [reserved]

       4.4      Financial Statements.

                  (a) Prior to the date hereof, the Seller Group has delivered to the Purchaser Group the Financial Statements attached hereto as Schedule 4.4(a).

                  (b) The Financial Statements have been prepared in the ordinary course of business of the Seller Group in accordance with GAAP consistently applied throughout the periods shown and present fairly, in all material respects, the financial condition of the Business as of the date thereof and the results of operations of the Business for the twelve-month period then ended.

                  (c) All of the material liabilities reflected on the Balance Sheet are related to the Business and arose out of or were incurred in the conduct of the Business.

                  (d) The Balance Sheet fairly reflects the assets and liabilities of the Business at the Balance Sheet Date and fairly reflects the financial condition of the Business at such date and its results of operations and cash flows for the year then ended in accordance with GAAP consistently applied throughout the periods shown.

                  (e) The Net Asset Statement for 31st March 2000 has been prepared in accordance with GAAP consistently applied throughout the periods shown and present fairly, in all material respects, the financial condition of the Business as of the date thereof and the results of operations of the Business for the three-month period then ended.

       4.5      Assets.

                The Seller Group has and will transfer to the Company or to the Purchaser Group (as specified in Section 2.1(a) above), at the Closing, good and marketable title to all assets (tangible and intangible) included in the Included Assets and all rights under the Assigned Intellectual Property and all rights under the Contracts, in each case free and clear of all title defects and Encumbrances, except for (i) Encumbrances (if any) reflected on the Financial Statements;
                (ii) imperfections of title and Encumbrances disclosed in
                Schedule 4.5; and (iii) such other imperfections of title or Encumbrances which will not, in the aggregate, have a Material Adverse Effect.

       4.6      Intellectual Property.

                  (a) Schedule 4.6(a) lists all patents, patent applications, trademarks and trademark applications included in the Intellectual Property.

                  (b) The Seller Group owns or has the valid and duly assignable right to use all of the Intellectual Property necessary to conduct the Business as currently conducted and consistent with past practice, free of all Encumbrances; (ii) to the knowledge of the Seller Group, all of the Intellectual Property is valid, enforceable and unexpired, has not been abandoned or misappropriated, and to the knowledge of the Seller Group, the products of the Business do not infringe, impair or make unauthorized use of ("Infringe") the Intellectual Property rights of any third party;
                          (iii) no Order or Proceeding is outstanding or pending, or to the knowledge of Seller Group, threatened or imminent, that would limit or challenge the ownership, use, value, validity or enforceability of the Intellectual Property; (iv) the Seller Group has taken all reasonable steps to protect, maintain and safeguard the value, validity and their ownership of the Intellectual Property including without limitation any confidential Intellectual Property, if any, and has taken all actions, made all applicable filings, paid all fees and executed all agreements that are appropriate in connection with the foregoing; (v) to the knowledge of the Seller Group, no Employee has in connection with the provision of services thereto, breached any third-party contract with respect to any material item of Intellectual Property which breach could reasonably be expected to have a Material Adverse Effect; (vi) without limiting clause (iii), to the knowledge of the Seller Group no current or Former Employee of the Seller Group or current or former consultant or independent contractor retained by the Seller Group has, or has alleged to have any right, title or interest in the Intellectual Property, if any; (vii) to the knowledge of the Seller Group, no party to any material contract or agreement related to the Intellectual Property is, or is alleged to be, in breach or default thereunder, and to the knowledge of the Seller Group, all material contracts or agreements related to the Intellectual Property are in full force and effect; and (viii) the transactions contemplated by this Agreement shall not impair the rights of the Seller Group under any material contract or agreement related to the Intellectual Property, or cause any new or additional fees to be due thereunder.

                  (c) The Seller Group represents that all of the Intellectual Property owned by the Seller Group necessary to conduct the Business has been disclosed to Purchaser and has since its creation been subject to a worldwide, perpetual royalty-free licence (with the right to grant sub-licences) to the Purchaser for all purposes.

                  (d) None of the representations in this Section 4.6 shall refer to the Excluded Intellectual Property.

       4.7      Absence of Undisclosed Liabilities

                Except as set forth in Schedule 4.7, and for liabilities under this Agreement, there are no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which relate to or arise out of the Business or any of its operations as heretofore or currently conducted, any of the Contracts, the Assigned Intellectual Property or any of the Included Assets or the past or present operation, condition or use of any of the Included Assets.

       4.8      Absence of Certain Changes or Events

                Since the Balance Sheet Date each member of the Seller Group has conducted the Business only in the ordinary and usual course. Without limiting the generality of the foregoing since the Balance Sheet Date:

                  (a) there has been no damage, destruction or casualty loss (whether or not covered by insurance) which, individually or in the aggregate, has or is reasonably expected to have a Material Adverse Effect;

                  (b) no member of the Seller Group has (i) granted any increase in the rate or terms of compensation payable or to become payable to the executive officers or other employees who will be employed by the Purchaser Group following the Closing, except, in the case of non-executive officers and other employees, for increases occurring in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases) or (ii) granted any increase in the rate or terms of any bonus, insurance, pension or other Employee Plan or arrangement covering executive officers or other employees who will be employed by the Purchaser Group following the Closing except, in the case of non-executive officers and other employees, for increases occurring in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

                  (c) no member of the Seller Group has entered into any agreement or terminated or materially amended any agreement material to the Business, except agreements entered into, terminated or amended in the ordinary course of business consistent with past practice or as permitted by this Agreement;

                  (d) no member of the Seller Group has made any material change in its accounting methods, principles or practices, except as required by GAAP and concurred in by the independent accountants of the relevant member of the Seller Group;

                  (e) other than as disclosed in Schedule 4.5, no member of the Seller Group has sold, assigned, pledged, charged, transferred, or otherwise disposed of any of the Included Assets, except in the ordinary course of business;

                  (f) the Business has not incurred, nor has it or the Included Assets assumed or become liable for, any liabilities for borrowed money or other obligations to the Seller Group or their Affiliates other than in the ordinary course, consistent with past practice;

                  (g) other than acts relating to the transactions contemplated by this Agreement and the Ancillary Agreements, the Business has been conducted in all significant respects only in the ordinary course consistent with past practice; and

                  (h) no member of the Seller Group has agreed, neither in writing nor otherwise, to take any action prohibited by this Section 4.8.

       4.9      Contracts and Commitments.

                  (a) Schedule 4.9(a) sets forth a list of each written Contract (other than (i) purchase orders in the ordinary and usual course of business, (ii) any Contract or group of related Contracts involving the payment of less than $100,000 in the aggregate and (iii) confidentiality agreements entered into in the usual course of business) and, notwithstanding clauses (i), (ii) and (iii), such
                          Schedule 4.9(a) does not omit any Contracts that are, individually or in the aggregate, material to the Business. True and complete copies of all the Contracts have been delivered to the Purchaser Group or otherwise made available for inspection.

                          In addition to and without limiting the remedies provided under Section 11, Koor and the Seller Group shall indemnify and keep indemnified the Purchaser and/or relevant member of the Purchaser Group in respect of any loss or costs arising from any Contract not disclosed in Schedule 4.9(a) where such loss or costs would have been avoided had the Contract been properly disclosed.

                  (b) Except as set forth in Schedule 4.9(b), each material Contract is a valid and binding agreement of the relevant Seller or its respective Subsidiary which is a party thereto and is in full force and effect, and no member of the Seller Group has any knowledge of any default under any Contract listed on Schedule 3.9(a) which default has not been cured or waived and which default would have individually or, when aggregated with other such defaults, a Material Adverse Effect.

                  (c) Schedule 4.9(c) sets forth all warranty claims with respect to all products or services marketed by the Business brought or settled during the past two fiscal years which, individually or in the aggregate for any related warranties, had remedy or settlement costs of more than US$ 25,000.

       4.10     Litigation, Etc.

                Except as set forth in Schedule 4.10, there is no claim, action, suit, inquiry, arbitration, investigation, inquiry or proceeding ("Proceeding") pending, or to the knowledge of any Seller threatened against any member of the Seller Group, or involving the Business, the Contracts, the Assigned Intellectual Property or any of the Included Assets that could reasonably be expected to have individually or, when aggregated with any other such proceeding, a Material Adverse Effect or which questions or challenges the validity of this Agreement or any Ancillary Agreement or any action taken or to be taken by a Seller pursuant to this Agreement or any Ancillary Agreement or in connection with the transactions contemplated hereby or thereby. Except as set forth in
                Schedule 4.10, there is no judgement, decree, injunction, rule, stipulation, settlement, award or Order outstanding or to the knowledge of a Seller threatened against any Seller or with respect to any Included Asset, Contract or Assigned Intellectual Property, that could reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

       4.11     Software

                  (a) All software comprised in or covered by the Intellectual Property being disclosed, transferred, assigned or licensed pursuant to Section 3.1 hereof shall function in accordance with its specifications and without service-affecting defects ("the Software Warranty").


                  (b) Purchaser Group's sole remedy and Seller's sole obligation during the period of three (3) years from the Closing, with respect to the support of the Software provided hereunder, shall be for Seller to correct any failure to conform to the above warranties within the specified periods for the types of emergencies listed below:



                  E1      Emergency Outage/System Fail          24 hours

                  E3      Follow-up to E-1 Emergency            15 days

                  E2      Potential Traffic Degradation
                          or Outage                             30 days

                  (c) With respect to failures occurring after the expiry of three (3) years from the Closing, corrections made by Seller so as to cause the Software to conform to the above warranties shall be made in accordance with a Set of Schedules under the Master Technology Development Agreement.

                  (d) Seller's obligations under the Software Warranty contained in this Section 4.11 are conditioned upon the defects not being the result of the Software having been altered, mishandled, misused, improperly stored, operated or repaired by anyone other than Seller, or any affiliate or agent of Seller, damaged by fire, explosion, or power failure not attributable to Seller, or any other affiliate of Seller or Seller's agent, or damaged by any act of nature.

                  (e) The above warranties shall survive inspection, acceptance and payment.

                  (f) With respect to failures which occur on or after the expiry of three (3) years from the Closing, Purchaser Group reserves the right to correct on its own any such failures to conform to the above warranties or to arrange for such correction by other entities of any such failures to conform to the above warranties.

                  (g) For the avoidance of doubt, the Software Warranty does not apply to future technology and developments made pursuant to Sets of Schedules entered into after the Date of Closing under the Master Technology Development Agreement, which developments and technology shall be subject to the warranty obligations under those Sets of Schedules or other applicable agreements.


       4.12     Compliance with Law; Necessary Authorizations.

                  (a) Each member of the Seller Group has complied, in all material respects, in respect of the Business, with, and the Business is being conducted in compliance with, all applicable Laws, rules, regulations, Permits, authorizations, judgements and decrees of all Governmental and Regulatory Authorities, and the Seller Group has not received notice of any material violation of Laws, except where the failure to so comply, individually or in the aggregate would not have a Material Adverse Effect.

                  (b) Each member of the Seller Group has all material, governmental approvals, authorizations, certificates, franchises, licenses, permits and rights ("Permits") necessary for it to conduct the Business as now conducted, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect and there has occurred no default under any such Permit which individually or in the aggregate would have a Material Adverse Effect. Schedule 4.12(b) sets forth all material Permits.

       4.13     Labour Matters.

                  (a) Other than as set forth in Schedule 4.13(a), there is no labour strike, or material labour dispute, grievance, or arbitration proceeding, relating to the Business, or material charge of unfair labour practice relating to the Business actually pending or, to the knowledge of any Seller threatened against or affecting the Business.

                  (b) Other than as set forth in Schedule 4.13(a), no member of the Seller Group has, during the 12-month period prior to the date hereof, experienced any material work stoppage or other material labour dispute relating to the Business.

                  (c) Except as set forth in Schedule 4.13(c), there are no collective labour bargaining agreements affecting the Business in regard to any Employee.

                  (d) Except as disclosed in writing on the date hereof to the Purchaser Group , and other than pursuant to applicable employment laws and regulations and extension orders ("tzavei harchava"), no member of the Seller Group is subject to, nor do Employees benefit from, any agreement, arrangement, understanding or custom with respect to employment (including, without limitation, termination thereof). No member of the Seller Group has any custom with respect to termination of employment.

                  (e) Set forth in Schedule 4.13(e) is a list of the employees of the Business (the "Employee List") containing a full and accurate description, as of the date hereof, of the names, positions and ranks (if any), dates of commencement of employment, salaries and terms and conditions of employment, of all the employees and officers of the Business, including all remuneration payable, vacation pay balances, replenishment ("havraa") pay balances, illness pay balances, fringe benefits including, without limitation, balances in provident or pension funds, "13th and 14th salary", car, telephone, managers insurance and any profit sharing commission, incentive or discretionary bonus arrangements to which a Seller is a party, all in accordance with Israeli GAAP applied consistently. The Employee List includes a full and accurate list of the officers and employees of the Business. All the personal employment agreements of the employees of each of the Business are substantially in one of the forms attached hereto as exhibit to Schedule 4.13(e). Other than as listed on said the Employee List, there is no person or entity (including, without limitation, "agents", "distributors", "independent contractors", "consultants" or employees of manpower companies or other service providers) that may be deemed to be an employee of the Business.

                  (f)     Except for the employment agreements listed in
                          Schedule 4.13(f) hereto, there are no agreements between any member of the Seller Group and any of the Employees which cannot be terminated by such corporation by three months notice or less without giving rise to a claim for damages or compensation (except for statutory severance pay).

                  (g) Other than as set forth in Schedule 4.13(g) there is no outstanding claim or complaint (including, without limitation, any claim resulting from a bonus arrangement), other than claims and complaints demanding solely pecuniary damage in an aggregate amount not exceeding $15,000, against any member of the Seller Group by any person who is now or has been an officer or employee of such member of the Seller Group. Without limiting the generality of the above, there are no unfair labour practice claims or charges pending or, to the knowledge of any member of the Seller Group, threatened against such Seller. With respect to the employees of any member of the Seller Group, individually and in the aggregate, no event has occurred and, to the best knowledge of each Seller, there exists no condition or set of circumstances, in connection with which such Seller could be subject to any liability that is reasonably likely to have a Material Adverse Effect on the Business.

                  (h) Each member of the Seller Group has materially complied with all applicable provisions, whether contractual, customary or otherwise legally required, relating to employees, and their terms and conditions of employment including, without limitation, with respect to wages and hours. No member of the Seller Group is engaged in any unfair labour practice, except for any non-compliance or practice that would not have a Material Adverse Effect on the Business.

                  (i) The severance pay due to the employees is fully funded or provided for in accordance with Israeli GAAP, consistently applied, all liabilities of Telrad or any other member of the Seller Group in connection with its employees (excluding illness pay) were adequately accrued in the Financial Statements (in accordance with said principles) and, other than as set forth in Schedule 4.13(i), no member of the Seller Group is aware of any circumstance whereby any employee might demand (whether legally entitled to or not) any claim for compensation on termination of employment beyond the statutory severance pay to which such employee is entitled. To the extent applicable such representation is repeated for each member of the Seller Group.

                  (j) All amounts which any member of the Seller Group is legally or contractually required to deduct from its employees' salaries and/or transfer to such employees' pension or provident, life insurance, incapacity insurance, continuing education fund or otherwise have been duly deducted and so paid into the appropriate fund or funds, and no member of the Seller Group has any outstanding obligation to make any such transfer or provision.

       4.14     Employee Plans.

                  (a) With respect to severance funds, management insurance ("Bitauch Menahalim") and pension funds (each an "Employee Plan"), the fair market value of the assets of each funded Employee Plan, the liability of each insurer for any Employee Plan funded through insurance or the book reserve established for any Employee Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Employee Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Employee Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations.

                  (b) No Employee Plan exists that could result in the payment (other than any governmental mandated payment or payment required by Law) to any present or Former Employee of the Business of any money or other property or accelerate or provide any other rights or benefits to any present or Former Employee of the Business as a result of the transaction contemplated by this Agreement. There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Business that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible under the Income Tax Ordinance.

       4.15     No Brokers or Finders

                No member of the Seller Group, nor any of its respective directors or officers, has taken any action that, directly or indirectly, would obligate the Purchaser Group to anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any transactions contemplated hereby.

       4.16     Inventory.

                All material items of Inventory are of good and merchantable quality and are fit for the purpose for which they are intended and are of a quantity usable in the ordinary and usual course of the Business as currently conducted, and do not consist of obsolete or damaged materials. The Inventory is valued by the Seller Group for financial reporting purposes in accordance with GAAP. The Seller Group has good and marketable title to all of the Inventory free and clear of all Encumbrances.

       4.17     Customers and Suppliers

                There has not been any material adverse change and there are no facts known to any member of the Seller Group which may reasonably be expected to indicate that any material adverse change may occur in the business relationship of any member of the Seller Group with any material customer or supplier of the Business and no member of the Seller Group is engaged in any material dispute with any of the material customers or suppliers of the Business.

       4.18     Consents and Approvals of Governmental and Regulatory
                Authorities

                Except for (i) the approval of the Director of Restrictive Trade Practices of the Israeli Ministry of Trade & Industry;
                (ii) the approval of any Governmental or Regulatory Authorities relating to competition in appropriate jurisdictions; and (iii) as set forth in Schedule 4.18, no consent, approval or authorization of, or declaration, filing or registration with, or the giving of notice to, any Governmental or Regulatory Authority or any other Person or entity is required in connection with the execution, delivery and performance by the Seller Group of this Agreement or the Ancillary Agreement or the consummation by the Seller Group of the transactions contemplated hereby and thereby except where the failure to secure any of the foregoing would not (individually or in the aggregate) have a Material Adverse Effect.

       4.19     Transactions with Affiliates.

                  (a) Schedule 4.19(a) lists all material agreements and arrangements related to the Business between the Seller Group and any Affiliate of the Seller Group or among divisions of any member of the Seller Group.

                  (b) Except as set forth on Schedule 4.19(a), (i) there are no material intercompany services currently being provided (x) by any Affiliate of the Seller Group to the Seller Group or (i) by the Seller Group to any of their Affiliates relating to the Business, and (ii) no material contracts between any of the Seller Group on the one hand and any of the Seller Group's Affiliates, on the other, relating to the Business.

       4.20     Government Grant Programs

                Schedule 4.20 provides a complete list of all material pending and outstanding grants, incentives and subsidies (collectively, "Grants") from the Government of the State of Israel or any agency thereof, or from any foreign governmental or administrative agency, to the Seller Group relating to the Business including, without limitation, (i) Approved Enterprise Status from the Investment Centre and
                (ii) grants from the Office of the Chief Scientist of the Israeli Ministry of Trade & Industry. The Seller Group has made available to the Purchaser Group, prior to the date hereof, correct copies of all applications for Grants submitted by any Seller and of all letters of approval, and supplements thereto, granted to any Seller. Schedule 4.20 details all material undertakings of the Sellers given in connection with the Grants. Without limiting the generality of the above, Schedule 4.20 includes the aggregate amounts of each Grant, and the aggregate outstanding obligations thereunder of the Sellers with respect to royalties, or the outstanding amounts to be paid by the Office of the Chief Scientist of the Israeli Ministry of Trade & Industry to the Sellers and the composition of such obligations or amount by the product or product family that it relates to. Each member of the Seller Group is in compliance, in all material respects, with the terms and conditions of its Grants and, has duly fulfilled, in all material respects, all the undertakings relating thereto. The Seller Group is not aware of any event or other set of circumstances that might lead to the revocation or material modification of any of the Grants.

       4.21     Environmental Matters

                Except as could not reasonably be expected, individually or in the aggregate, to result in material liability under or relating to Environmental Laws and relating to the Included Assets, and the Business:

                  (a) To the best knowledge of the Seller Group, the Included Assets and the Business hold, and are in compliance with and have been in continuous compliance with, all Environmental Permits and are, and have been, otherwise in compliance in all material respects with all Environmental Laws and, to the knowledge of the Seller Group, there is no condition that would reasonably be expected to prevent or interfere with compliance with all Environmental Laws in the future;

                  (b) To the best knowledge of the Seller Group, no modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the Business following such consummation;

                  (c) No Seller has received any Environmental Claim relating to the Included Assets or the Business and the Seller Group is not aware after reasonable inquiry of any such threatened Environmental Claim nor has any reason to believe that any such Environmental Claim will be made or threatened in the future;

                  (d) No Seller has entered into, nor has agreed to, or is subject to any judgement, decree, order or other similar requirement of any governmental authority under any Environmental Laws and relating to the Included Assets, the Business or the Corporations which would have individually or in the aggregate a Material Adverse Effect;

                  (e) There are no (i) underground or aboveground storage tanks, (ii) sumps, (iii) surface impoundments, (iv) landfills (v) sewer or septic systems or (vi) Hazardous Materials currently or formerly present at or about any of the Included Assets, or any properties or facilities currently or formerly owned, leased or otherwise used in connection with the Business, that could reasonably be expected to give rise to liability under or relating to any Environmental Laws which would have individually or in the aggregate a Material Adverse Effect; and

                  (f) Hazardous Materials have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, released or threatened to be released at, on, from or under any of the Included Assets, any properties or facilities currently or formerly owned, leased or otherwise used by the Seller Group , or any properties or facilities currently or formerly owned, leased or otherwise used in connection with the Business, in violation of Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to liability under any Environmental Laws which would have individually or in the aggregate a Material Adverse Effect.

       4.22     Year 2000

                The change to the Year 2000 has not caused, and, to the best knowledge of the Seller Group, is not expected to cause, a material disruption to the operation of the Business or otherwise have a Material Adverse Effect.

       4.23     Joint and Several

                The representations given by Seller and each member of the Seller Group are joint and several and every representation herein stated to be made by any Seller shall be considered a representation of each member of the Seller Group mutatis mutandis.

5.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER GROUP

       Nortel and each member of the Purchaser Group hereby represents and warrants to the Seller Group as follows:

       5.1      Organization and Qualification.

                Each Purchaser is licensed or qualified to transact business and is in good standing in each jurisdiction in which, because of its business conducted there or the nature of its properties there, it is required to be so licensed or qualified and in which the failure to be so licensed or qualified would have a material adverse effect on the business or operations (as currently conducted) or on the financial condition of the Purchaser Group, taken as a whole.

       5.2      Authority; No Breach.

                  (a) The Purchaser Group has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of each member of the Purchaser Group. This Agreement is the legal, valid and binding obligation of the Purchaser Group, enforceable against each Purchaser in accordance with its terms except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general applicability relating to creditors' rights and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

                  (b) Neither the execution and delivery of this Agreement by the Purchaser Group nor the consummation of the transactions contemplated herein will: (i) violate any provision of the Constitutive Documents of any Purchaser; (ii) conflict with, result in a breach of or constitute a default under or result in the invalidity of, or accelerate the performance required by or cause the acceleration of the maturity of any debt or obligation pursuant to any material agreement or commitment to which any Purchaser is a party or by which such Purchaser (or any of its material properties or assets) is subject or bound; (iii) conflict with, violate, result in a breach of or constitute a default under any material judgement, decree, order, or process of any Governmental or Regulatory Authority; (iv) conflict with or violate any statute, Law or regulation applicable to the business or operations of any Purchaser, except where such conflicts or violations (individually or in the aggregate) would not have a Material Adverse Effect on the business or operations (as currently conducted) or the financial condition of a Purchaser, taken as a whole; (v) terminate or modify in any material respect, or give any third party the right to terminate or modify in any material respect, the provisions or terms of any material contract or agreement to which a Purchaser is a party or by which it (or any of its material assets) is subject or bound; or (vi) require a Purchaser to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Person, except where the failure to obtain such authorization, consent, approval or waiver or make any filing would not have a Material Adverse Effect on the business or operations (as currently conducted) or on the financial condition of the Purchaser Group, taken as a whole, other than such as have been obtained or made.

       5.3      No Brokers or Finders

                No Purchaser, nor any of its directors or officers, has taken any action that, directly or indirectly, would obligate the Seller Group to anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or the transactions contemplated hereby.

6.     COVENANTS

       6.1      Operation of the Business for the Benefit of the Purchaser Group

                Until the Closing, the Seller Group shall operate the Business in accordance with the provisions of Section 6.2.

       6.2      Conduct of the Business.

                In order to preserve the value of the Included Assets, the Seller Group hereby covenants (i) that since the Balance Sheet Date it has conducted the Business in the ordinary and usual course and (ii) that from the date hereof until the Closing, and except as contemplated by this Agreement (in which case the Seller Group shall promptly notify Nortel Networks of the action taken or to be taken) or expressly consented to by the Purchaser Group, the Seller Group undertakes to conduct the Business in the ordinary and usual course, and to use its reasonable best efforts to preserve intact the Business as conducted as of the Balance Sheet Date. Without limiting the generality of the foregoing, from the date hereof and until the Closing the Seller Group will:

                  (a) use reasonable best efforts to maintain the assets and properties of the Business in reasonably good working order and condition, ordinary wear and tear excepted;

                  (b) use reasonable best efforts to maintain adequate insurance upon the properties and assets of the Business in such amounts and of such kinds as are comparable to those in effect on the date of this Agreement;

                  (c) use reasonable best efforts to keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice), the services of the current officers and employees of the Business;

                  (d) use reasonable best efforts to preserve the current advantageous relationships with Persons having business dealings with the Business;

                  (e) use reasonable best efforts to maintain its Books and Records in the ordinary course, consistent with past practice, comply in all material respects with all Laws and contractual obligations applicable to the Included Assets or the Business and perform all of its material obligations relating to the Business;

                  (f) not, except as required by the terms of an employment contract entered into prior to the date of this Agreement except (in the case of non-executive officers and other employees only) in the ordinary course of business consistent with past practice, make any increase in the salary, wages or other compensation of any officer or Employee of the Business;

                  (g) not adopt, enter into, terminate or materially amend or modify any Employee Plan relating to the Business, except to the extent required by applicable law or expressly consented to by the Purchaser Group;

                  (h) not modify or change in any material respect any Contract relating to the Business other than in the ordinary course of business consistent with past practice, or enter into any Contract relating to the Business other than in the ordinary course of business consistent with past practice;

                  (i) not make, or enter into commitments to make, capital expenditures other than in the ordinary course of business consistent with past practice;

                  (j) not sell, transfer, or otherwise dispose of or voluntarily encumber any fixed asset of the Business other than in the ordinary course of business, consistent with past practice;

                  (k) not sell, transfer, or otherwise dispose of or voluntarily encumber or agree to sell, transfer, or otherwise dispose of or voluntarily encumber, any prospects;

                  (l) not sell, transfer, license or otherwise dispose of, any Intellectual Property;

                  (m) not settle any lawsuit or claim if such settlements of lawsuits and claims impose any continuing liability or non-monetary obligation on the Business, the Contracts, the Assigned Intellectual Property or any of the Included Assets or if such settlement payments (net of any insurance recoveries) exceeds the reserves therefor set forth in the Balance Sheet unless such lawsuit or claim is not an Assumed Liability and other than the settlement of claims listed in Schedule 3.10;

                  (n) not enter into or agree to enter into any employment agreement or collective bargaining agreement for the benefit of the employees of the Business or amend or modify or agree to amend or modify any existing employment or collective bargaining agreement for the benefit of the employees of the Business;

                  (o) not make any material changes in the Seller Group's accounting methods, practices or procedures as they relate to the Business (except as required by GAAP and approved in writing by the Seller Group's independent accountants);

                  (p) not make any changes in the Seller Group's methods, practices or procedures relating to accounts receivable, accounts payable or credit policies of the Business (including without limitation extending its trade receivables or making any changes to its receivables write-off policies or changing its payables cycle policies);

                  (q) not make any material changes in its marketing programs, sales promotion, pricing policies or product lines relating to the Business;

                  (r) not enter into any other material transaction relating to the Business;

                  (s) not submit any bid or proposal in respect of the provisions of goods or services by Telrad outside Israel (other than to the Purchaser Group) without the prior consent of Nortel;

                  (t) not submit any bid or proposal in respect of the provisions of goods or services by Telrad within Israel (other than to the Purchaser Group) which could be deemed to be uneconomic for the Business as a separate business unit, and

                  (u) not enter into any agreement to do or engage in any of the foregoing.

                  Notwithstanding the above, the Seller Group shall be entitled (A) to offer incentives to employees and customers in order to accelerate the completion of supply and installation of products or services under the Contracts and (B) to negotiate with customers to split the projects under the Contracts in order to be able to complete discrete phases, provided in each case that any such actions shall not result in (i) any material adverse on the relationship with the customer, (ii) any material adverse impact on market price expectations, (iii) any material adverse change in the pricing or other expectations of such customer, (iv) a price discount or reduction exceeding 5% of the Contract value (or, in the case the Contract is split into phases, of the value of the completed phase).

       6.3      Access to Information

                From and after the date hereof until the earlier of the Closing Date or the date on which this Agreement is terminated, the Seller Group will (i) afford the Purchaser Group and its representatives reasonable access to all of its offices and other facilities and properties, (ii) permit the Purchaser Group to make such inspections thereof as it may reasonably request, and (iii) furnish the Purchaser Group with such financial and operating data and other information as it may from time to time reasonably request, and (iv) make its employees available to the Purchaser Group for such consultation as it may from time to time reasonably request. All such consultations shall be made in coordination with the Seller, provided that such coordination does not limit in any way the Purchaser Group's access to the information and personnel described above. In furtherance of the foregoing, the Seller Group shall provide the Purchaser Group and its representatives reasonable access to its Books and Records and to the work papers and audit files prepared by the Seller Group and their independent accountants in connection with the preparation of the Financial Statements and the Closing Date Financial Statements. All information obtained by or on behalf of the Purchaser Group pursuant to this Section 6.3 shall be kept confidential.

       6.4      Discussions with Others

                Except as otherwise permitted by this Agreement, from the date of this Agreement until the Closing Date, no Seller or Koor, nor any of its officers, employees, representatives or agents, will, directly or indirectly, solicit, encourage, or initiate any discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group other than the Purchaser Group and its employees, representatives and agents, concerning any transaction involving the sale of the Included Assets or the transfer of the Contracts or any Intellectual Property, except as required by law or stock exchange rules, in which case the Seller or Koor, as appropriate, shall liase with the Purchaser to the closest extent possible concerning the wording and timing of such disclosures.

       6.5      Confidentiality

                Each Party shall, and shall use reasonable best efforts to cause its representatives and affiliates to: (a) hold in strict confidence and not utilize in its respective businesses all and any non-public information and documents concerning the other party hereto or any of its affiliates furnished to it by such other party or its representatives in connection with this Agreement or the transactions contemplated hereby, including the delivery by the Seller Group of the Books and Records or copies thereof, to the extent such Books and Records contain non-public information which is not related to the Business ("Confidential Information"), except where disclosure may be required by judicial or administrative process or by Law or as may be necessary for each Party to enforce its rights under this Agreement or the Ancillary Agreements (or any documents or instruments executed pursuant hereto or thereto) provided that, if disclosure is required by Law or judicial or administrative process, the party that is required to disclose the Confidential Information shall notify the non-disclosing party of such requirement as soon as possible. Notwithstanding the foregoing, the following will not constitute "Confidential Information" for purposes of this
                Agreement: (i) information which was already in the possession of the receiving party or its affiliates prior to the date hereof and which was not acquired or obtained from the other party or its affiliates, (ii) information which is independently developed by the receiving party or any affiliate thereof without access to the Confidential Information, (iii) information which is obtained or was previously obtained by the receiving party or its affiliates from a third person who, insofar as is known to the receiving party or its affiliates, is not prohibited from transmitting the information to the receiving party or its affiliates by a contractual, legal or fiduciary obligation to any other party or its affiliates and (iv) information which is or becomes generally available to the public other than as the result of a disclosure by the receiving party or any Affiliate thereof or their agents or employees. Notwithstanding the foregoing, following the Closing, the foregoing restrictions shall not apply to the use by the Purchaser Group of documents or information concerning the Business furnished by the Seller Group hereunder.

       6.6      Regulatory and Other Approvals and Consents

                Each Party will (a) take all reasonable steps necessary or desirable, and proceed diligently and in good faith and use all reasonable best efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to any Governmental or Regulatory Authorities or any other Person required of each Party to consummate the transactions contemplated hereby, and
                (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as either the Purchaser Group or the Seller Group or such Governmental or Regulatory Authorities or other Persons may reasonably request. The Seller Group agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to assist the Purchaser Group in obtaining prior to the Closing Date all Permits and Orders as are necessary in order to enable the Purchaser Group to conduct the Business in the ordinary course as of and from the opening of business on the Closing Date. Where the consent of any third party is required under the terms of any of the Contracts to be assumed by the Purchaser Group hereunder the Seller Group will take, all reasonable and necessary steps to obtain such consent on terms and conditions not materially less favourable than as in effect on the date hereof. The Seller Group and the Purchaser Group shall cooperate fully to the extent reasonably required to obtain such consents. To the extent that any such consent is not so obtained with respect to any such lease, contract, license or agreement, this Agreement shall not constitute an assignment or an attempted assignment thereof. In each such case, the Seller Group agrees to cooperate, with the Purchaser Group in any reasonable arrangement designed to provide for the Purchaser Group the benefits under any such Contract, including enforcement of any and all rights of the Seller Group against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, the Purchaser Group shall not have any obligation with respect to any such lease or contract.

       6.7      Transfer Taxes.

                  (a) All value-added taxes incurred in connection with the transactions contemplated hereby (the "Value-Added Taxes") shall be borne by the Purchaser Group, with no reduction in the consideration to be paid to the Seller Group. The Seller Group shall cooperate with the Purchaser Group to cause the amount of the Value-Added Taxes to be refunded by the applicable Governmental or Regulatory Authority to the Purchaser Group as soon as reasonably practicable. Subject to paragraph (c) below, payment of the Value-Added Taxes shall be made against presentation to the Purchaser Group of a valid value added tax invoice and shall be made on the due date for payment of the Value-Added Taxes by the Seller Group to the value added tax authorities.

                  (b) For the avoidance of doubt, no Value-Added Taxes shall be due in respect of (i) the sale of cash or securities; (ii) the sale of assets situated outside Israel; (iii) the export of goods out of Israel; or (iv) the sale of intangible assets to a foreign corporation which is not required to make notification to the value added tax authorities under Section 60 of the VAT Law.

                  (c) At the Purchaser Group's request, the Purchaser Group shall be entitled to be registered with the Seller Group under a joint value added tax registration or to request the consent of the value added tax authorities to bear any Value-Added Taxes due in connection with the purchase of assets in accordance with Section 20 of the VAT Law. The Seller Group shall give the Purchaser Group such assistance as they may reasonably request in connection with such procedures;

                  (d) Any stamp duties incurred in connection with the transactions contemplated hereby shall be borne equally by the Seller Group and the Purchaser Group respectively.

       6.8      Supply Agreements

                Prior to Closing, the Seller and the Purchaser Group shall negotiate in good faith to conclude the Schedules to the Manufacturing and Services Subcontract Agreement and identify the hardware, software, firmware and documentation comprised in the Systems to be supplied by Seller pursuant to that Agreement, it being understood that such Systems shall include fully or partially assembled and tested TX-1, DMS 10, TMX 100, DMS 300, TOPS, INM or Unirem systems. The Seller and the Purchaser Group shall, concurrently with such negotiations, use all reasonable best efforts to conclude the Manufacturing 2000 Agreements no later than 30 June 2000.

       6.9      [reserved]

       6.10       Employees.

                  (a) Prior to Closing, the Seller shall conduct discussions in good faith with all relevant trade unions and workers committees active in the Seller Group (the "Unions") with the intention of obtaining the consent of Unions that all the employees set forth in Schedule 6.10(a), in the event that their employment is transferred to the Company, shall be entitled to be transferred onto personal employment agreements with the Company and shall not be subject to or entitled to enjoy the benefit of any collective labour agreement, labour arrangement, custom, practice or other benefit (whether written or oral) resulting from their employment by the Seller.

                  (b) Following the signing of this Agreement, the Purchaser Group shall issue the Employees with offers of employment in the form attached hereto as
                          Schedule 6.10(b), which shall include enhanced severance provisions, the details of which are set forth in Schedule 6.10(b).

                  (c) The Seller Group shall use all reasonable endeavours to cooperate in Purchaser's efforts to employ all of the Employees and shall in no event assist any other person in employing or soliciting the employment of such individuals and shall not dismiss any of the Employees prior to Closing. In addition, the Seller shall assist the Company, at its request, in entering into an agreement with manpower agencies (or other entities through whom the Seller obtains "manpower" services) with which the Seller works with respect to the provision of services by those persons listed in Schedule 6.10(c) through such agencies from the Closing Date. The Purchaser agrees that Seller's undertaking in this Section is predicated upon the Company signing an agreement with the above mentioned manpower agencies for the provision of services in respect of such persons.

                  (d) The Seller Group will retain all liability for (i) liabilities or obligations related to current or former employees who are not Transferring Employees
                          (ii) liabilities or obligations related to an Employee's employment with the Seller Group or related Union claims on or before the Closing Date other than liabilities or obligations which are being assumed by the Purchaser and appearing in the Closing Net Asset Statement (iii) severance, termination, retirement payments required to be made to any Employee in connection with the consummation of the transactions contemplated by this Agreement to the extent that such amounts are not accrued as a liability on the Closing Net Asset Statement or are funded in a pension or severance fund transferred to the Purchaser pursuant to the provisions of this Agreement or in such funds in the name of the employees (iv) severance or termination payments to be made to any Employee, whose employment was terminated by Seller and to whom severance payments were due to be made by Seller, in respect of the period of such Employee's employment with the Seller Group and which becomes payable after the Closing Date, alone or together with severance or termination payments in respect of the period of such Employee's employment after the Closing Date with any member of Purchaser Group, except for amounts appearing in the Closing Net Asset Statement, or amounts received by such Employees from severance, termination or pension funds in the name of such Employee or in the name of the Company and held on behalf of such Employee, or amounts detailed in the enhanced severance provisions set forth in Schedule 6.10(b), provided, however, that the Seller Group's liability hereunder shall be limited to the amount of severance payments due to such Employee by Seller and (v) liabilities or obligations relating to its failure to comply with any employee notifications, consultation and information requirements applicable to the Seller Group. The Seller Group, as an additional indemnity, hereby indemnifies the Purchaser Group and holds it harmless and defends it from and against any and all demands, claims, action, liabilities, losses, costs, damages or expenses whatsoever (including reasonable attorneys' fees) asserted against, imposed upon or incurred by the Purchaser Group resulting from or arising out of any claim against it in connection with any of the above liabilities. The provisions of
                          Section 12.3 below concerning the terms and conditions of indemnification shall apply to the indemnification contained in this Section 6.10(d), except that the Purchaser Group shall be entitled to bring claims for indemnification under this Section 6.10(d) even in the event that it has suffered damages or losses in an amount of less than $100,000.

                  (e) The Closing Net Asset Statement, together with the amounts disclosed in writing on the date hereof to the Purchaser Group shall reflect all severance, termination, pension or retirement liabilities (the "Employment Liabilities") that have been accrued with respect to the Employees except for the liabilities pursuant to the enhanced severance provisions as disclosed in Schedule 6.10(b) as of the Closing Date, which shall reflect the said amount actually owed to the Employees less the value at the Closing Date of any assets set aside for, or dedicated to any such liability that is transferred to the Purchaser pursuant to this Agreement.

                  (f) The Seller Group shall transfer to the Purchaser Group in accordance with and to the extent permitted by applicable law and subject to the conditions of the relevant policy (i) ownership and all other rights in all policies and independent funds in respect of the Employment Liabilities (ii) all dedicated or set-aside assets with respect to the Employment Liabilities, other than liabilities or obligations which are being assumed by the Purchaser and appearing in the Closing Net Asset Statement, including, but not limited to, pension, severance, retirement or other funds (together the "Accrued Funds") in respect of the Employee. Prior to Closing, the Seller shall, at its own expense, provide to the Purchaser a calculation of the amount of the Accrued Funds to be transferred on the Closing Date in respect of each Employee.

                  (g) Each member of the Seller Group undertakes to sign all documents and take all actions required in order to effect the transfer of the assets described in Section 6.10 (e) and (f) above and shall cooperate with the Purchaser Group in effecting such transfers.

       6.11       Notices

                  (a) Each of the Purchaser Group and the Seller Group will notify the other promptly in writing of, and contemporaneously will provide the other parties with true and complete copies of any and all information or documents relating to, and will use all reasonable best efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or is reasonably likely to cause any covenant or agreement of such party under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this
                          Section 6.11 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement or for the purposes of determining satisfaction of any condition contained herein.

                  (b) Each of the Purchaser Group and the Seller Group shall promptly notify the other of:

                          (i) any material notice or other material communication of which such party has knowledge from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the Ancillary Agreements;

                          (ii) any material notice or other material communication of which such party has knowledge from any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement or the Ancillary Agreements;

                          (iii)        any actions, suits, charges,
                                       complaints, claims, investigations or
                                       proceedings commenced or to the
                                       knowledge of such party threatened
                                       against, relating to, involving or
                                       otherwise affecting, the Business
                                       which, if pending on the date of this
                                       Agreement, would individually or in
                                       the aggregate have a Material Adverse
                                       Effect or which relate to the
                                       consummation of the transactions
                                       contemplated by this Agreement and the
                                       Ancillary Agreements; or

                          (iv) any other material adverse effect or of any event that would materially impair such party's ability to perform its obligations under this Agreement or the Ancillary Agreements.

                The notification to the other party of any of the events set forth above in accordance with this Section 6.11 shall not be deemed to cure any related breaches of the representations, warranties, covenants or agreements contained in this Agreement, nor shall the failure of the non-notifying party to take any action with respect to such notice be deemed a waiver of any such breaches.

       6.12     Warranty Liabilities

                After the Closing Date, the Seller shall at its cost resolve any claims arising from the Seller's or a member of the Seller Group's sale of products prior to the Closing Date (other than in respect of Assumed Warranty Liabilities). The Seller shall handle such claims (excluding those claims giving rise to Assumed Warranty Liabilities) in a commercially reasonable manner and reasonably cooperate with the Purchaser in regard to any such claim made by a customer of the Purchaser, provided that the ultimate resolution of such claim shall, unless the Purchaser has agreed in its sole discretion to pay or otherwise resolve such claim, remain with the Seller.

       6.13     Fulfilment of Conditions

                Each of the Purchaser Group and the Seller Group will use their respective best efforts to and take all reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of the other parties contained in this Agreement and will not take, or fail to take, any action that could reasonably be expected to result in the non-fulfilment of any such condition. Notwithstanding the foregoing, neither the Purchaser Group nor the Seller Group shall be required to expend any material amount of money or agree to make any material concession or give any material undertaking in order to obtain the consent of any Governmental or Regulatory Authority or other third party necessary to consummate the transactions contemplated by this Agreement.

       6.14     Public Announcements

                All announcements, press releases or other publications relating to this Agreement or the transactions contemplated hereby prior to the Closing, including announcements to employees, will be made only with the prior written approval as to form and content by the other Party, provided, however, that with respect to any public disclosure which is deemed necessary by such party's counsel in order to comply with applicable Law or Stock Exchange rules, no such approval or consent shall be required, provided that the parties shall to the fullest extent practicable consult with each other prior to making any such announcement, press release or other publication. Notwithstanding the foregoing, the parties agree that the initial press release announcing the execution and delivery of this Agreement shall be in a form mutually agreed by the parties hereto.

       6.15     Refunds and Remittances, Etc.

                  (a) In the event that the Seller Group receives any amount which is reflected as an Included Asset on the Balance Sheet or is otherwise properly due and owing to the Purchaser Group in accordance with the terms of this Agreement, the Seller Group shall cause the same to be promptly remitted to the Purchaser Group as the Purchaser Group may direct.

                  (b) In the event the Purchaser Group receives any amount that is an Excluded Asset or is otherwise properly due and owing to the Seller Group in accordance with the terms of this Agreement, the Purchaser Group shall cause the same to be promptly remitted to the Seller Group as the Seller Group may direct.

                  (c) In the event that there are any assets of any of the corporations acquired by the Purchaser Group that belong to the Seller Group, at the Purchaser Group's option, exercisable within 90 days after the Closing, the Purchaser Group shall transfer such assets to the Seller Group, at book value and shall be reimbursed therefor by the Seller Group.

       6.16 Purchaser Group covenants not to enter into any arrangements with previous customers of Seller Group calculated to damage Seller Group's ability to collect receivables from those customers, and the Purchaser Group shall cooperate with the Seller Group in good faith and to the extent consistent with Purchaser Group's business practices to facilitate the Seller Group to collect such receivables..

7.     PARTIES' CLOSING CONDITIONS

       The obligation of the Purchaser Group and the Seller Group under this Agreement to consummate the purchase and sale of the Included Assets and transfer of the Contracts and assignment of the Assigned Intellectual Property at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived by the Purchaser Group or the Seller Group, as the case may be.

       7.1      Ancillary Agreements

                All the relevant Parties shall have executed the Ancillary Agreements.

       7.2      Shareholder  Agreement

                Each of Nortel, Koor and the Seller shall have executed the Shareholders Agreement.


8.     PURCHASER GROUP'S CLOSING CONDITIONS

       The obligation of the Purchaser Group under this Agreement to consummate the purchase of the Included Assets and transfer of the Contracts and assignment of the Assigned Intellectual Property at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any of which may be waived by the Purchaser Group:

       8.1      Representations and Warranties Accurate

                All representations and warranties of the Seller Group contained in this Agreement shall be true and accurate in all material respects on and as of the Closing Date.

       8.2      Performance by the Seller Group

                The Seller Group shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

       8.3      Certificate

                The Purchaser Group shall have received a certificate, dated the Closing Date, signed on behalf of the Seller Group by a principal corporate officer of the Seller Group, to the effect that the conditions set forth in Sections 8.1 and 8.2 have been satisfied.

       8.4      Orders and Laws

                No Order or Law shall be in effect on the Closing Date that restrains, enjoins, or otherwise prohibits or makes illegal the consummation of the transactions contemplated by this Agreement and no action or proceeding shall be pending or overtly threatened before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment or promulgation of any such Law.

       8.5      Consents.

                  (a) All consents, approvals and actions of, filings with, and notices to, all Governmental or Regulatory Authorities required to be obtained or made in order to consummate the transactions contemplated by this Agreement and which could reasonably be expected to have a Material Adverse Effect if not obtained, shall have been made and obtained and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority with regard to those consents, approvals, filings and notices shall have occurred and no such consents or approvals or similar actions from any Governmental or Regulatory Authority shall impose terms or conditions or qualifications that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) All third party consents (or in lieu thereof waivers) set forth in Schedule 4.18 (in form and substance reasonably satisfactory to the Purchaser Group) to the performance by the Seller Group of its obligations under this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby (including transfer of the Included Assets and the Contracts to the Purchaser Group), shall have been obtained, shall not be subject to the satisfaction of any condition that has not been satisfied or waived and shall be in full force and effect.

                  (c) The consent of the Israeli Ministry of Defence (or in lieu thereof waivers), in a form reasonably satisfactory to the Purchase Group, to the assignment or transfer, with effect from the date of Closing, of Contracts with the Israeli Ministry of Defence (including, without limitation, the Blue Avnet Contract) shall have been obtained, shall not be subject to the satisfaction of any condition that has not been satisfied or waived and shall be in full force and effect.

                  (d) The consent of Bezeq (or in lieu thereof waivers), in a form reasonably satisfactory to the Purchaser Group, to the assignment or transfer, with effect from the date of Closing, of Contracts with Bezeq shall have been obtained, shall not be subject to the satisfaction of any condition that has not been satisfied or waived and shall be in full force and effect.

       8.6      Material Adverse Change

                Since the date of this Agreement, there shall have been no change, circumstance or occurrence in the Included Assets or Contracts or the Assigned Intellectual Property or the Business or financial condition of the Business that would have a Material Adverse Effect.

       8.7      Additional Documents, etc.

                The Seller Group shall have delivered to the Purchaser Group such other documents, instruments and certificates as shall be reasonably requested by the Purchaser Group for the purpose of effecting the transactions provided for and contemplated by this Agreement.

       8.8      Due Diligence

                The Purchaser Group shall have completed its due diligence investigations into the business to its satisfaction.

       8.9      Key Employees

                At least 90% of the Key Employees shall have signed employment agreements with the Purchaser Group in form and substance acceptable to the Purchaser Group.

       8.10     Employees

                At least 80% of the Employees shall have accepted employment with the Purchaser Group.


       8.11     Shareholders Agreement

                The Shareholders Agreement between Koor, the Seller and the Purchaser signed on the date hereof shall have closed according to its terms.

       8.12     Removal of Encumbrances over Included Assets

                Any Encumbrances over the Included Assets, even if disclosed at or prior to signing, shall have been removed and evidence thereof in a form satisfactory to the Purchaser Group submitted to the Purchaser Group.

9.     SELLER GROUP'S CLOSING CONDITIONS

       The obligations of the Seller Group under this Agreement to consummate the sale of the Assets at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived by the Seller Group.

       9.1      Representations and Warranties Accurate

                All representations and warranties of the Purchaser Group contained in this Agreement shall be true and accurate in all material respects on and as of the Closing Date.

       9.2      Performance by the Purchaser Group

                The Purchaser Group shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date.

       9.3      Certificate

                The Seller Group shall have received a certificate, dated the Closing Date, signed on behalf of the Purchaser Group by a principal corporate officer of the Purchaser Group, to the effect that the conditions set forth in Sections 9.1 and 9.2 have been satisfied.

       9.4      Orders and Laws

                No Order or Law shall be in effect on the Closing Date that restrains, enjoins, or otherwise prohibits or makes illegal the consummation of the transactions contemplated by this Agreement and no action or proceeding shall be pending or overtly threatened before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment or promulgation of any such Law.

       9.5      Consents

                All the consents, approvals and actions of, filings with, and notices to, all Governmental or Regulatory Authorities required to be obtained or made in order to consummate the transactions contemplated by this Agreement, and which could reasonably be expected to have a material adverse effect if not obtained, shall have been made and obtained and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority with regard to those consents, approvals, filings and notices shall have occurred.

       9.6      Additional Documents, Etc.

                The Purchaser Group shall have delivered to the Seller Group such other documents, instruments and certificates as shall be reasonably requested by the Seller Group for the purpose of effecting the transactions provided for and contemplated by this Agreement.

10.    CLOSING

       10.1     The Closing

                The Closing shall take place at 10:00 A.M. on the date (the "Closing Date") which is the first Business Day of the calendar month following the month during which all of the conditions to Closing set forth in Sections 7, 8, and 9 are satisfied or waived (other than those conditions which by their terms are to be satisfied at the Closing) at the offices of Koor, or at such other time, date or place as the parties may mutually agree. The actual time and date of the Closing are herein called the "Closing Date".

       10.2     Obligations of the Seller Group

                At the Closing, the Seller Group shall deliver to the Purchaser Group the following:

                (a) such deeds, bills of sale, endorsements, consents, assignments, and other good and sufficient instruments of conveyance and assignment, all in recordable form, where applicable, in form and substance reasonably acceptable to the Purchaser Group, as shall be effective to vest in the Purchaser Group all right, title and interest of the Seller Group and their subsidiaries in and to the Included Assets

                (b) all Books and Records (or, in the case of Books and Records not exclusively related to the Business or where the delivery of original Books and Records is prohibited by law, copies thereof);

                (c)       the certificate and other documents required by
                          Section 8;

                (d)       appropriate receipts;

                (e) all internal policy and instruction manuals and directories relating to the conduct and operations of the Business, and all sales and promotional literature, customer lists and other sales-related materials pertaining to the Business;

                (f) all Permits and licenses held or used by the Seller Group in connection with, or required for, the Business, to the extent transferable;

                (g) such other instruments or documents, in form and substance reasonably acceptable to the Purchaser Group, as may be necessary to carry out the provisions of this Agreement; and

                (h) a list showing details of the products and services provided to customers under the Contracts which relate to projects where customer acceptance has not been granted but which require no further supply or installation in order to meet the customer's acceptance criteria

       10.3     Obligations of the Purchaser Group

                  At the Closing, the Purchaser Group shall deliver to the Seller Group:

                  (a) the sums on account of the Consideration set forth in Section 2.5(a) and (b);

                  (b)     the certificate and other documents required by
                          Section 9;

                  (c)     appropriate receipts;

                  (d) such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to the Seller Group, as may be necessary to effect the assumption of the Assumed Liabilities by the Purchaser Group; and

                  (e) such other instruments and documents, in form and substance reasonably acceptable to Seller Group, as may be necessary to carry out the provisions of this Agreement.

       10.4     Further Assurances.

                From time to time after the Closing Date, the Seller Group will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such other instruments of conveyance, assignment, transfer and delivery and will take or cause to be taken such other actions as the Purchaser Group may reasonably request in order to more effectively sell, transfer, convey, assign and deliver to the Purchaser Group any of the Included Assets and Contracts and Assigned Intellectual Property or to enable the Purchaser Group to exercise and enjoy all rights and benefits with respect thereto, and as otherwise may be appropriate to carry out the transactions contemplated by this Agreement.

       10.5     Customer Guarantees

                The Purchaser Group shall use reasonable endeavours to cause the release of any guarantees provided by the Seller Group in respect of those Contracts assigned and transferred at Closing. The Seller Group and Koor shall cooperate with the Purchaser Group in order to effect such releases, which cooperation shall include agreeing to the provision of such guarantees by the Company, as shall be deemed reasonably necessary by the Purchaser Group. Should the Purchaser Group fail to procure the release of said guarantees by Closing, then, until such time as the release is obtained, the Purchaser Group shall indemnify and hold the Seller Group harmless from and against any liability or loss which may accrue to the Seller Group as a result of any claim in respect of such guarantee brought against a member of the Seller Group to the extent they concern acts or omissions attributable to the Purchaser Group.

11     TERMINATION

       11.1     Rights to Terminate

                This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual consent of the Purchaser Group and the Seller Group;

                  (b) by the Purchaser Group or the Seller Group if there has been a material breach of this Agreement on the part of the other party and such other party has failed to cure such material breach after not less than 30 days' notice of such material breach;

                  (c) by the Purchaser Group or the Seller Group if the transactions contemplated herein shall not have been consummated by 31 August 2000; provided, however, that this Section 11.1 will not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the transactions contemplated herein to be consummated by such time.

       11.2     Consequences

                In the event of termination of this Agreement pursuant to
                Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party except (a) to the extent that such termination results from a material breach of this Agreement by such party, (b) Sections 6.5 (Confidentiality) and 15.1 (Expenses) shall survive the termination date. The Seller Group or the Purchaser Group may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach described in the prior sentence as are provided in this Agreement or as are otherwise available at Law or in equity.

12     INDEMNIFICATION

       12.1     Termination of Representations and Warranties

                All representations and warranties contained in Sections 4 and 5 shall survive the Closing and shall expire on the third anniversary of the Closing Date.

       12.2     Indemnification by the Seller Group

                From and after the Closing, the Seller Group and Koor shall jointly and severally indemnify and save the Purchaser Group harmless from and defend it from and against any and all demands, claims, actions, liabilities, losses, costs, damages or expenses whatsoever (including reasonable attorneys' fees) asserted against, imposed upon or incurred by the Purchaser Group resulting from or arising out of (i) any Excluded Liabilities, (ii) any breach of the representations and warranties of the Seller Group contained in Section 4 but only for the period such representation or warranty survives pursuant to Section 12.1, (iii) the breach of any covenant or agreement of the Seller Group contained in this Agreement, or
                (iv) any Income Taxes imposed upon gain from the asset purchase transaction under this Agreement. In the event notice of a claim for indemnification under this Section 12.2 is given by the Purchaser Group within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

       12.3     Terms and Conditions of Indemnification

                The Purchaser Group shall only be entitled to bring claims for indemnification under Section 12.2 where it has suffered damages or losses in excess of $100,000. All claims for indemnification by the Purchaser Group under Section 12.2 will be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which the Purchaser Group might seek indemnity under
                          Section 12.2 is asserted against or sought to be collected from the Purchaser Group by a Person other than the Seller Group or the Purchaser Group (a "Third Party Claim"), the Purchaser Group shall deliver a Claim Notice with reasonable promptness to the Seller Group. If the Purchaser Group fails to provide the Claim Notice with reasonable promptness after the Purchaser Group receives notice of such Third Party Claim, the Seller Group will not be obligated to indemnify the Purchaser Group with respect to such Third Party Claim to the extent that the Seller Group's ability to defend against the claim has been actually and materially prejudiced by such failure of the Purchaser Group. The Seller Group will notify the Purchaser Group as soon as practicable within the Dispute Period whether the Seller Group disputes its liability to the Purchaser Group under Section 12.2, and whether the Seller Group desires, at its sole cost and expense, to defend the Purchaser Group against such Third Party Claim.

                  (b) If the Seller Group notifies the Purchaser Group within the Dispute Period that the Seller Group desires to defend the Purchaser Group with respect to the Third Party Claim pursuant to this Section 12.3, then the Seller Group will have the right to defend, with counsel reasonably satisfactory to the Purchaser Group, at the sole cost and expense of the Seller Group, such Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Seller Group in a reasonable manner and in good faith or will be settled at the discretion of the Seller Group (but only with the consent of the Purchaser Group, which shall not be unreasonably withheld or delayed, in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Purchaser Group will not be indemnified in full pursuant to Section 12.2). The Seller Group will have full control of such defence and proceedings, including (subject to the preceding sentence) any compromise or settlement thereof; provided, however, that if requested by the Seller Group, the Purchaser Group will, at the sole cost and expense of the Seller Group, provide reasonable co-operation to the Seller Group in contesting any Third Party Claim that the Seller Group elects to contest. The Purchaser Group may participate in, but not control, any defence or settlement of any Third Party Claim controlled by the Seller Group pursuant to this clause, and except as provided in the preceding sentence, the Purchaser Group will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Purchaser Group may take over the control of the defence or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 12.2, with respect to such Third Party Claim.

                  (c) If the Seller Group notifies the Purchaser Group within the Dispute Period that the Seller Group does not desire to defend the Third Party Claim pursuant to Section 12.3(c), or if the Seller Group fails to give any notice whatsoever within the Dispute Period, or if the Purchaser Group reasonably concludes that it may have separate or different defences available to it that are not available to the Seller Group, then the Purchaser Group will have the right to defend, at the sole cost and expense of the Seller Group, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Purchaser Group in a reasonable manner and in good faith or will be settled at the discretion of the Purchaser Group (with the consent of the Seller Group, which consent will not be unreasonably withheld). The Purchaser Group will have full control of such defence and proceedings, including (subject to the preceding sentence) any compromise or settlement thereof; provided, however, that if requested by the Purchaser Group, the Seller Group will, at the sole cost and expense of the Seller Group, provide reasonable co-operation to the Purchaser Group and its counsel in contesting any Third Party Claim which the Purchaser Group is contesting. Notwithstanding the foregoing provisions of this Section 12.3(c), if the Seller Group has notified the Purchaser Group within the Dispute Period that the Seller Group disputes its liability hereunder to the Purchaser Group with respect to such Third Party Claim and if such dispute is resolved in favour of the Seller Group in the manner provided in Section 12.3(d) below, the Seller Group will not be required to bear the costs and expenses of the Purchaser Group's defence pursuant to this
                          Section 12.3(c) or of the Seller Group's participation therein at the Purchaser Group's request, and the Purchaser Group will reimburse the Seller Group in full for all reasonable costs and expenses incurred by the Seller Group in connection with such litigation. The Seller Group may participate in, but not control, any defence or settlement controlled by the Purchaser Group pursuant to this Section 12.3(c), and the Seller Group will bear its own costs and expenses with respect to such participation.

                  (d) If the Seller Group notifies the Purchaser Group that it does not dispute its liability to the Purchaser Group with respect to the Third Party Claim under Section 12.2 or fails to notify the Purchaser Group within the Dispute Period whether the Seller Group disputes its liability to the Purchaser Group with respect to such Third Party Claim, the Seller Group shall indemnify the Purchaser Group for such liability. If the Seller Group has timely disputed its liability with respect to such claim, the Seller Group and the Purchaser Group will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction. Pending such resolution the Seller Group shall nevertheless be obligated to indemnify the Purchaser Group as provided in Section 12.3(c).

                  (e) In the event the Purchaser Group should have a claim under Section 12.2 against the Seller Group that does not involve a Third Party Claim, the Purchaser Group shall deliver an Indemnity Notice with reasonable promptness to the Seller Group. The failure by any Purchaser Group to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Seller Group demonstrates that it has been actually and materially prejudiced thereby. If the Seller Group notifies the Purchaser Group that it does not dispute the claim described in such Indemnity Notice or fails to notify the Purchaser Group within the Dispute Period whether the Seller Group disputes the claim described in such Indemnity Notice, the Losses in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Seller Group under Section 12.2 and the Seller Group shall pay the amount of such Losses to the Purchaser Group on demand. If the Seller Group has timely disputed its liability with respect to such claim, the Seller Group and the Purchaser Group will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved in a court of competent jurisdiction.

       12.4     Exclusive Remedy

                          Save for the software warranty and remedies for breach thereof set out in Section 4.11, the indemnification provided for under this Section 12 shall be the Purchaser Group's exclusive remedy for any and all liability, Losses, cost, damage and expense whatsoever resulting from or arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, absent fraud or other wilful misconduct.

13.    MYANMAR

         Seller Group undertakes not to enter into any new contracts for the supply of equipment or services to customers in Myanmar. At any time after Closing, at Nortel Networks' request, Seller Group Telrad shall terminate all customer contracts in Myanmar and will use its best efforts to minimise the costs of such termination and collect outstanding receivables. Nortel Networks shall pay to Seller Group any uncollected amounts payable by the customer in Myanmar in respect any such customer contracts entered into prior January 2000, and any pre-approved expenses relating thereto.

14.      NON-COMPETITION

         In order to preserve the value of the Businesses and assets transferred hereunder, the Seller Group agrees and undertakes towards the Purchaser Group that it shall not buy, establish or engage in a business (or acquire a controlling interest in a business) that has as its principle business the marketing, selling, integrating, servicing or supporting of competing telecommunications or networking products or equipment in Israel for a period of three years from Closing.

15.    MISCELLANEOUS

       15.1     Expenses

                All costs, fees or expenses (including, without limitation, legal and accounting fees), incurred in connection with this Agreement and the Ancillary Agreements and in connection with all obligations required to be performed by each party hereto under this Agreement and the Ancillary Agreements shall be borne by the party incurring such costs, fees or expenses, except as expressly provided herein.

       15.2     Amendment

                This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by the Purchaser Group and the Seller Group.

       15.3     Entire Agreement

                This Agreement, including the Exhibits and Schedules hereto, contain all of the agreements, covenants, terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings, representations, warranties and communications of any kind of or between the parties and their representatives, whether oral or written, respecting each subject matter.

       15.4     Waivers

                Waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other parties shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. No waiver of any such breach or failure or of any term or condition of this Agreement shall be effective unless in a written notice signed by the waiving party and delivered, in the manner required for notices generally, to each affected party.

       15.5     Notices

                Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement ("notice") shall be sufficiently given or made if in writing and delivered in person with receipt acknowledged, sent by registered or certified mail, receipt requested, posted prepaid, sent by overnight courier with guaranteed next day delivery or sent by telex or facsimile to the party to whom directed at the following address:

                To the Purchaser Group
                Nortel Networks
                Oakleigh Road South
                LONDON
                N11 1HB
                England
                Fax:  44 (20) 8945 2864
                Attention:  Company Secretary

                With a copy to
                Herzog, Fox & Neeman
                Asia House, 4 Weizmann Street
                Tel Aviv 64239, Israel
                Fax: (972 3)696 6464
                Attention: Daniel Chinn

                To Telrad
                P.O. Box 50
                Lod 71100
                Israel
                Fax: (+972) 8 913 4665
                Attention: Reuven Avi-Tal

                To Koor
                21 Ha'arbaah Street
                TEL AVIV, Israel 64739
                Fax:  (+972) 3 623 8334
                Attention: Jonathan Kolber

                With a copy to
                Fischer, Behar Chen & Co
                3 Daniel Frisch Street
                TEL AVIV 64731
                Israel
                Fax (+972) 3 609 1116
                Attention: Reuven Behar


                or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, one Business Day after sent by overnight (next day) courier, two Business Days after sent by international (two day) courier or on the day telexed or faxed.

       15.6     Counterparts

                This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

       15.7     Governing Law

                This agreement shall be governed by and construed in accordance with the laws of England and the parties submit to the exclusive jurisdiction of the courts of England in respect of any dispute arising out of or connected to this Agreement.

       15.8     Binding Effect; Assignment; No Third Party Beneficiaries

                This Agreement shall be binding upon, enure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and permitted assigns; provided, that the Seller Group shall not assign or transfer this Agreement nor any right or obligation hereunder by operation of law or otherwise; provided further, that the Purchaser Group may prior to the Closing Date assign all or a portion of their rights under this Agreement to any of its subsidiaries; provided, further that no assignment by the Purchaser Group shall relieve it of its obligations hereunder. Neither this Agreement no any of the Ancillary Agreements shall be construed to confer any benefits or rights on, or be enforceable by, any Person other than the parties that are signatories hereto.

       15.9     Severability

                Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and any such provision, to the extent invalid or unenforceable, shall be replaced by a valid and enforceable provision which comes closest to the intention of the parties underlying such invalid or unenforceable provision.

       15.10    Headings

                The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       15.11    Further Assurances

                After the Closing Date, without further consideration, the Seller Group and the Purchaser Group shall take such further action and shall respectively cause each member of the Seller Group and the Purchaser Group and shall execute and deliver such further instruments and documents as either party shall reasonably request in order to carry out the provisions and purposes of this Agreement.





 IN WITNESS whereof the Parties have executed this Agreement effective as of the date first above written



 NORTEL NETWORKS                            KOOR INDUSTRIES LTD.
 LIMITED

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 NORTEL NETWORKS ISRAEL                     TELRAD NETWORKS LIMITED
 (SALES AND MARKETING) LIMITED


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